UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_________________________

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KAMAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
_______________________________________________

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BLOOMFIELD, CONNECTICUT

NEAL J. KEATING
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

February 28, 2014

To Our Shareholders:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders, which will be held on Wednesday, April 16, 2014, at 9:00 a.m., local time, at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut. The meeting will be held in the cafeteria located in Building 19 on our Bloomfield campus. Appropriate signage will be in place directing you to the cafeteria the day of the meeting.

At this year’s meeting, you will be asked to (i) elect three Class 3 Directors, (ii) approve, on an advisory basis, the compensation of our named executive officers, and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Your voice is important to us, and we encourage you to attend the meeting in person. If you are unable to attend, we urge you to vote your shares.

On behalf of our Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

Neal J. Keating
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
April 16, 2014

The Annual Meeting of Shareholders of Kaman Corporation will be held at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut, on Wednesday, April 16, 2014, at 9:00 a.m., local time, for the following purposes:
1.     To elect three (3) Class 3 Directors to serve for terms of three (3) years each and until their successors are duly elected and qualify.
2.    To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
4.    To transact such other business as may properly come before the meeting.
The close of business on February 14, 2014, has been fixed as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.
In connection with the Annual Meeting, we have prepared a meeting notice, a proxy statement, and our annual report to shareholders, all of which provide important information that our shareholders will want to review before the Annual Meeting. On February 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access these materials online and how to submit proxies by telephone or the Internet. We use this online access format because it expedites the delivery of materials, reduces printing and postage costs and eliminates bulky paper documents from your files, creating a more efficient process for both shareholders and the Company.
If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability of Proxy Materials contains instructions on how to obtain a paper copy of the materials. If you receive paper copies of the materials, a proxy card will also be enclosed.
You may vote using the Internet, telephone or mail, or by attending the meeting and voting in person. If you plan to attend in person, you will need to provide proof of share ownership, such as an account or brokerage statement, and a form of personal identification in order to vote your shares.
All shareholders are cordially invited to attend the meeting.

Date:	February 28, 2014	BY ORDER OF THE BOARD OF DIRECTORS

Richard S. Smith, Jr.
Vice President, Deputy General Counsel, and Secretary

____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2014: This Notice of Annual Meeting and Proxy Statement and the Company's Annual Report for the year ended December 31, 2013, are available free of charge on our website at www.kaman.com/investor-relations/financial-information.

TABLE OF CONTENTS

Caption	Page	Caption	Page

General Information	1	Security Ownership of Certain Beneficial Owners and Management	16
Information About Voting at the Annual Meeting	1	Stock Ownership of Directors and Executive Officers	16
Voting Rights and Outstanding Shares	1	Beneficial Owners of More Than 5% of Common Stock	17
Submitting Your Proxy	1	Compensation Discussion and Analysis	18
How to Submit Your Proxy if you are a “Beneficial Owner”	1	Introduction	18
How Your Proxy Will be Voted	2	2013 Compensation Highlights	18
How to Revoke Your Proxy	2	Say on Pay Voting Results	19
Quorum and Voting Requirements	2	Our Compensation Philosophy and the Fundamental Objectives of our Compensation Program	19
Broker Non-Votes and Abstentions	2	Our Compensation Program	20
Board Voting Recommendations	3	Our Compensation Policies	24
Voting Results	3	Employment Agreements and Change in Control Arrangements	33
Majority Voting Policy	3	Stock Ownership Guidelines for Directors and Executive Officers	34
Solicitation Costs	4	Risk Assessment of Compensation Policies and Practices	34
Copies	4	Short Sales, Hedging and Pledging	34
Proposal 1 - Election of Three Class 3 Directors for Three-Year Terms	4	Material Tax and Accounting Implications of the Program	35
Class 3 Director Nominees for Election at the 2014 Annual Meeting	4	Context of This Discussion	35
Continuing Directors	5	Personnel & Compensation Committee Report	35
Information about the Board of Directors and Corporate Governance	8	Summary Compensation Table	36
Board Leadership Structure	8	Employment Agreements and Change in Control Agreements	37
Board Meetings and Committees	8	Grants of Plan-Based Awards in 2013 Fiscal Year	38
Corporate Governance Committee	9	Outstanding Equity Awards at 2013 Fiscal Year-End	39
Audit Committee.	9	Option Exercises and Stock Vested in Fiscal Year 2013	40
Personnel & Compensation Committee	10	Pension Benefits	41
Finance Committee	10	Non-Qualified Deferred Compensation Plan	42
Director Nominees	11	Post-Termination Payments and Benefits	42
The Board's Role in Oversight of the Company's Risk Management Process	11	Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation	49
Board and Committee Independence Requirements	12	Proposal 3 - Ratification of Appointment of PWC	50
Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees	12	Shareholder Proposals for 2015 Annual Meeting	52
Transactions With Related Persons	13	Exhibit I – National Survey Data Used by Independent Compensation Consultant.	Exhibit I
Other Information about the Board's Structure	13
2013 Director Compensation	13
Code of Business Conduct and Other Governance Documents Available on the Company's Website	15
Communications with the Board	15
Director Education	15
Section 16(a) Beneficial Ownership Reporting Compliance	15

- i -

This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote.
Date, Time and Place of Annual Meeting
The Annual Meeting is being held at 9:00 a.m., local time, on Wednesday, April 16, 2014, at the corporate headquarters of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut. The meeting will be held in the cafeteria located in Building 19 on our Bloomfield campus. Appropriate signage will be in place directing you to the cafeteria the day of the meeting.
Availability of Proxy Materials
Your proxy is being solicited for use at the Annual Meeting on behalf of the Board of Directors of the Company. On February 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials to all shareholders of record as of February 14, 2014, the record date for the Meeting, advising that they could view all of the proxy materials online at www.envisionreports.com/KAMN, or request a paper copy of the proxy materials free of charge. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.envisionreports.com/KAMN. Click "Cast Your Vote or Request Materials" and follow the instructions to log in and order a paper copy of the Meeting materials.

•	By Phone: Call 1-866-641-4276 toll-free and follow the instructions to log in and order a paper copy of the Meeting materials.

•
By Email: Send an email to investorvote@computershare.com with "Proxy Materials Kaman Corporation" in the subject line. Include in the message your full name and address, and state that you want a paper copy of the Meeting materials.

All requests must include the control number set forth in the shaded area of the Notice of Internet Availability of Proxy Materials, and to facilitate timely delivery, all requests must be received by April 7, 2014.
Eligibility to Vote
You can vote if you held shares of the Company’s Common Stock as of the close of business on February 14, 2014. Each share of Common Stock is entitled to one vote. As of February 14, 2014, there were 26,875,683 shares of Common Stock outstanding and eligible to vote.
How to Vote
You may vote by using any of the following methods:

•	By Internet: Go to www.envisionreports.com/KAMN. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

•	By Mail: If you requested a paper copy of the proxy materials, complete, sign, and return your proxy card in the prepaid envelope.

•	By Phone: 1-800-652-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.
Revocation of Proxy
You may revoke your proxy at any time prior to its being counted at the Annual Meeting by:

•	casting a new vote using the Internet or by telephone;

•	giving written notice to the Company’s Corporate Secretary or submitting a written proxy bearing a later date prior to the beginning of the Annual Meeting; or

•	attending the Annual Meeting and voting in person.
Meeting Agenda and Voting Recommendations

Proposal	Matter	Board Recommendation	Page Reference
1.	Election of Three Class 3 Directors For Three-Year Terms	"FOR" EACH NOMINEE	4
2.	Advisory Vote to Approve Named Executive Officer Compensation	"FOR"	49
3.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Company for 2014	"FOR"	50
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES. YOUR VOTE IS IMPORTANT!

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
KAMAN CORPORATION

__________

APRIL 16, 2014
__________

GENERAL INFORMATION

The Board of Directors (the “Board” or “board”) of Kaman Corporation (the “Company” or “company”) is soliciting proxies for use in connection with our annual meeting of shareholders (the “Meeting” or “Annual Meeting”) to be held on Wednesday, April 16, 2014 (or at any adjournments or postponements thereof), at the time, place and for the purposes described in the accompanying Notice of Annual Meeting of Shareholders, dated February 28, 2014. We will only conduct business at the Meeting if shares representing a majority of all outstanding shares of Common Stock entitled to vote are either present in person or represented by proxy at the Meeting. We believe that the only matters to be brought before the Meeting are those referenced in this Proxy Statement. If any other matters are presented, the persons named as proxies may vote your shares in their discretion.

On February 28, 2014, we mailed a Notice of Internet Availability of Proxy Materials instructing our shareholders how to access this Proxy Statement and our Annual Report to Shareholders, and these materials were mailed to all shareholders who had previously requested paper copies. As of this date, all shareholders of record and all beneficial owners of shares of Common Stock had the ability to access the proxy materials relating to the Annual Meeting at a web-site referenced in the Notice of Internet Availability of Proxy Materials (www.envisionreports.com/KAMN). A shareholder will not receive a printed copy of these proxy materials unless the shareholder requests it by following the instructions set forth in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials explains how a shareholder may access and review the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also explains how a shareholder may submit a proxy via telephone or the Internet. Our proxy materials, whether in paper or electronic form, are available to all shareholders free of charge.

INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Voting Rights and Outstanding Shares

Only holders of record of the Company’s Common Stock at the close of business on February 14, 2014 (the “record date”), are entitled to notice of and to vote at the Annual Meeting. As of February 14, 2014, the Company had 26,875,683 shares of Common Stock outstanding, each of which is entitled to one vote on each matter properly brought before the Meeting. All votes will be counted by the Company’s transfer agent, Computershare Shareowner Services, LLC, who will be appointed as inspector of election for the Annual Meeting and who will separately tabulate “for”, “against” and “withhold” votes, as well as abstentions and broker non-votes.

Submitting Your Proxy

Before the Annual Meeting, you can appoint a proxy to vote your shares of Common Stock by following the instructions contained in the Notice of Internet Availability of Proxy Materials. You can do this by (i) using the Internet (www.envisionreports.com/KAMN), (ii) calling the toll-free telephone number (1-800-652-VOTE (8683)) or (iii) if you have a printed copy of our proxy materials, by completing, signing and dating the proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting. Voting using the Internet or telephone will be available until 1:00 a.m., Eastern Time, on Wednesday, April 16, 2014.

How to Submit Your Proxy if you are a “Beneficial Owner”

If your shares of Common Stock are held in the name of a bank or broker, you should follow the instructions on the form you receive from that firm. The availability of Internet or telephone voting will depend on that firm’s voting processes. If you choose not to vote by Internet or telephone, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. If you do not provide instructions to the broker, that firm will only be able to vote your shares with respect to “routine” matters. Under current broker voting regulations, the only routine matter to be voted upon at the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 3 (Ratification of Independent Public Accounting Firm). The broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote to Approve Executive Compensation). Without proper instructions from you, the broker will not have the power to vote on those two proposals and this will be considered a “broker non-vote” for each such proposal. We recommend that you contact your broker to assure your shares are properly voted.

How Your Proxy will be Voted

All properly submitted proxies received prior to the Annual Meeting will be voted in accordance with their terms. If a proxy is returned signed, but without instructions for voting, the shares of Common Stock it represents will be voted as recommended by the Board of Directors. If a proxy is returned improperly marked, the Common Stock it represents will be counted as present for purposes of determining a quorum but will be treated as an abstention for voting purposes. Unsigned proxies will not be counted for any purpose.

How to Revoke Your Proxy

Whichever voting method you choose, a properly submitted proxy may be revoked at any time before it is counted at the Annual Meeting. You may revoke your previously submitted proxy by (i) timely casting a new vote using the Internet or by telephone; (ii) giving written notice to the Company’s Corporate Secretary or submitting a written proxy bearing a later date prior to the beginning of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. If you submit a later dated proxy, it will have the effect of revoking any proxy that you submitted previously and will constitute a revocation of all previously granted authority to vote for every proposal included on any previously submitted proxy. If you plan to revoke a proxy for shares of Common Stock that are held in the name of a bank or broker, please be sure to contact your bank or broker to ensure that your revocation has been properly processed, or if you plan to revoke a proxy for such shares by voting in person at the Annual Meeting, be sure to bring personal identification and a statement from your bank or broker that shows your ownership of such shares.

Attendance at the Annual Meeting will not by itself revoke a proxy. Written revocations or later-dated proxies should be hand-delivered to the Corporate Secretary at the Annual Meeting or sent to Kaman Corporation, Corporate Headquarters, 1332 Blue Hills Avenue, Bloomfield, CT 06002, Attention: Corporate Secretary. In order to be effective, all written revocations or later-dated proxies must be received before the voting is conducted at the Annual Meeting.

Quorum and Voting Requirements

Under Connecticut law, our shareholders may take action on a matter at the Annual Meeting only if a quorum exists with respect to that matter. With respect to each of Proposals 1, 2 and 3, a majority of the votes entitled to be cast on the matter will constitute a quorum for action on that matter. For this purpose, only shares of Common Stock held as of the record date by those present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the Company as provided herein will be considered to be represented at the Annual Meeting.

Directors (Proposal 1) are elected by a plurality of the votes cast, but our Board has supplemented the state law voting requirement with a majority voting policy which is described in more detail below. Approval of the Advisory Vote on Executive Compensation (Proposal 2) and ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm (Proposal 3) each requires that there be more votes cast for the Proposal than against the Proposal.

Broker Non-Votes and Abstentions

All shares of Common Stock represented at the Annual Meeting will be counted for quorum purposes without regard to broker non-votes and abstentions. Broker non-votes and proxies marked to abstain or withhold from voting with respect to any item to be voted upon at the Annual Meeting generally are not considered for purposes of determining the tally of votes cast for or against the item and, therefore, will not affect the outcome of the voting with regard to any proposal, except that proxies marked to withhold authority for the election of any Director are included in the tally of votes cast for purposes of our majority voting policy, which is described below. Accordingly, with respect to the election of Directors (Proposal 1), a vote to withhold authority for the election of any Director has the same effect as a negative vote under our majority voting policy.

Board Voting Recommendations

The Board of Directors recommends that shareholders vote “FOR” the election of all Director nominees and “FOR” Proposals 2 and 3. The Board does not know of any matters to be presented for consideration at the Meeting other than the matters described in those Proposals and the Notice of Annual Meeting of Shareholders. However, if other matters are presented, the persons named in the proxy intend to vote on such matters in accordance with their judgment.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will file a Current Report on Form 8-K containing the final voting results with the SEC within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

Majority Voting Policy

Since 2006, the Board has maintained a policy (set forth in the Company's Corporate Governance Principles which are available at http://www.kaman.com by clicking on the “Governance” link) that addresses certain circumstances when a Director nominee has not received a majority of the votes cast with respect to that Director’s election or re-election. Briefly, in an uncontested election for Directors (one in which the number of nominees does not exceed the number of Directors to be elected) at a properly called and held meeting of shareholders, any Director nominee who is elected by a plurality vote, but who does not receive a majority of the votes cast, shall promptly tender his or her resignation once the shareholder vote has been certified by the Company’s tabulation agent. A “majority of the votes cast” means that the number of shares voted “FOR” a Director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that Director’s election. For this purpose, “votes cast” include votes to withhold authority and exclude abstentions and broker non-votes with respect to that Director’s election. The Corporate Governance Committee will thereafter recommend to the Board whether to accept or reject that resignation and, depending on the recommendation, whether or not a resulting vacancy should be filled. The Board will then act, taking into account the Committee’s recommendation. The Board will publicly disclose its decision and the rationale therefor in a press release to be disseminated in the customary manner, together with the filing of a Current Report on Form 8‑K with the SEC. This process shall be completed within ninety (90) days after the shareholder vote certification. A Director who has tendered his or her resignation shall not participate in the Corporate Governance Committee’s determination process and/or the Board’s action regarding the matter.

In determining whether or not to accept a Director’s resignation for failure to secure a majority of the votes cast, the Corporate Governance Committee and the Board will consider the matter in light of the best interests of the Company and its shareholders and may consider any information they believe is relevant and appropriate, including the following:

•	the Director’s qualifications in light of the overall composition of the Board;

•	the Director’s past and anticipated future contributions to the Board;

•	the stated reasons, if any, for the “withheld” votes and the underlying cause for the "withheld" votes if it otherwise can be discerned; and

•
the potential adverse consequences of accepting the resignation, including the failure to comply with any applicable rule or regulation (including applicable stock exchange rules or federal securities laws) or triggering of defaults or other adverse consequences under material contracts or the acceleration of change in control provisions and other rights in employment agreements, if applicable.

If the Board accepts the resignation, it may, in its sole discretion, (a) fill the resulting vacancy with any other qualified person, or (b) reduce the number of Directors constituting the full Board to equal the number of remaining Directors. If the Board elects to fill the resulting vacancy on the Board, the term of the Director so elected shall expire at the next annual meeting of shareholders at which Directors are to be elected.

If the Board does not accept the resignation, the Director will continue to serve until the annual meeting for the year in which such Director’s term expires and until such Director’s successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Solicitation Costs

The Company pays the cost of preparing, printing and mailing proxy material, as well as the cost of any required solicitation of proxies. The solicitation will be made by mail and Internet and may also include participation of the Company’s officers and employees personally or by telephone, facsimile, or Internet, without additional compensation. The Company has engaged Georgeson Inc. to assist with the solicitation of proxies and expects to pay approximately $8,000 for these services, plus expenses. The Company may also be required to reimburse brokers, dealers, banks, voting trustees or their nominees for reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners.

Copies

Upon a shareholder’s written request, the Company will provide, free of charge, a copy of its Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K with financial statements and financial statement schedules for the year ended December 31, 2013.

PROPOSAL 1
ELECTION OF THREE CLASS 3 DIRECTORS FOR THREE-YEAR TERMS

In accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), each Director holds office until the annual meeting for the year in which such Director’s term expires and until his or her successor shall be elected and shall qualify, unless he or she dies, resigns, retires, or is removed from office. Each Director also holds office subject to the Company’s majority voting policy, which is described on page 3. The following three individuals are nominated for election at the Annual Meeting for three-year terms that will expire at the annual meeting to be held in 2017, each of whom is currently a Director: Brian E. Barents, George E. Minnich and Thomas W. Rabaut.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES
_______________

Set forth below is information about each of the three Director nominees, as well as the seven Directors whose terms continue after the Annual Meeting, including the name, age, and professional experience during the last five years of each individual and the qualifications, attributes and skills the Board believes qualify each individual for service on the Board. None of the organizations listed as business affiliates of the Directors is an affiliate of the Company.

Class 3 Director Nominees for Election at the 2014 Annual Meeting

Brian E. Barents

Mr. Barents, 70, has been a Director since 1996. He is the retired President and Chief Executive Officer of Galaxy Aerospace Company LP, having served in those positions, as well as its Managing Partner, from 1997 to 2001. He previously served as the Chairman, President and Chief Executive Officer of Learjet, Inc. from 1989 to 1996. He also served as a senior executive with Toyota Motor Corporation from January 1987 to April 1989 and as a Senior Vice President with Cessna Aircraft Company from 1976 to 1987. He enjoyed a distinguished military career, having retired from the U.S. Air Force as Brigadier General after 34 years of service. He is also a Director of CAE, Inc., a global leader in modelling, simulation and training for civil aviation and defense; Nordam Corp., one of the world’s largest independently owned aerospace companies; and Aerion Corp, a leading aerodynamics technology company. In addition, he previously served as a Director of Hawker Beechcraft Corporation, a leading manufacturer of business, special-mission, trainer and light attack aircraft. The Board believes these positions demonstrate an extensive history of senior executive leadership and Board participation in the aerospace industry. His professional background provides the Board with additional perspectives about the aerospace industry from both commercial and defense-related standpoints, as well as about marketing and sales trends, acquisitions and international markets.

George E. Minnich

Mr. Minnich, 64, has been a Director since 2009. He served as Senior Vice President and Chief Financial Officer of ITT Corporation, then a $9 billion commercial and defense business, from 2005 until his retirement in 2007. Prior to that, he served for twelve years in several senior finance positions at United Technologies Corporation, including Vice President and Chief Financial Officer of Otis Elevator Company and of Carrier Corporation. As a Certified Public Accountant, he also held various increasingly senior positions with PricewaterhouseCoopers (then Price Waterhouse) from 1971 to 1993, culminating in Audit Partner from 1984 to 1993. He is also a Director of AGCO Corporation, a manufacturer and distributor of agricultural equipment, and Belden Inc., a manufacturer of high-speed electronic cables, connectivity and networking products. Mr. Minnich possesses a Bachelor of Science degree in Accounting from Albright College. He provides the Board with extensive financial and accounting experience gained over a more than thirty-five year career. This experience was important to the Board in connection with his initial election as a means to provide additional depth of capability to the Board’s Finance and/or Audit Committees. Mr. Minnich’s senior-level operational background also provides the Board with additional perspectives regarding the aerospace industry, defense contracting, international sales and acquisitions. As the current Chair of the Audit Committee, he is designated an “audit committee financial expert,” as defined by applicable SEC regulations.

Thomas W. Rabaut

Mr. Rabaut, 65, has been a Director since 2008. He currently serves as an Operating Executive with The Carlyle Group, a global private equity firm, with which he has been affiliated since January 2007. From June 2005 to January 2007, he was President of the Land & Armaments Operating Group of BAE Systems, a global leader in the design, development and production of military systems. From January 1994 to June 2005, he served as the President and Chief Executive Officer of United Defense Industries, Inc., which was acquired by BAE Systems in 2005. Mr. Rabaut is a graduate of the U.S. Military Academy and he served five years in the United States Army. He is currently Vice Chairman of the Association of the United States Army (AUSA). He is also a Director of Cytec Industries, Inc., a supplier of advanced composite products, and Allison Transmission, Inc., a manufacturer of fully-automatic transmissions for medium-and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. military vehicles and hybrid-propulsion systems for transit buses. He also served as Chairman of Radio Holdings, the owner of ARINC, a Carlyle portfolio company that provides communication and information technology products and services to government and industry. The Board believes that these positions demonstrate an extensive history of senior executive leadership positions in the defense and aerospace industries. His professional and Board experience provide the Board with additional perspectives about the aerospace industry, defense markets, international markets, and acquisitions from both commercial and defense-related standpoints, as well as market and sales trends.

Continuing Directors

Class 1 Directors Whose Terms Expire in 2015

E. Reeves Callaway III

Mr. Callaway, 66, has been a Director since 1995. He is the founder, President and Chief Executive Officer of The Callaway Companies, an engineering services firm which is involved in the high technology composites industry and has presence in Europe and the U.S. Mr. Callaway provides the Board with senior executive insight into the conduct of global operations, the composites business, and marketing and sales trends. As a sitting CEO, Mr. Callaway provides the Board with important insights and perspectives as an executive leading another company.

Karen M. Garrison

Ms. Garrison, 65, has been a Director since 2006. She retired as President of Pitney Bowes Business Services, a manufacturer of postal equipment/software and service provider, having served in that position from 1999 until her retirement in 2004. She is also a Director of Standard Parking Corporation, a national provider of parking facility management services, and Tenet Healthcare Corporation, one of the largest investor-owned health care delivery systems in the nation, and during the past five years was a Director of North Fork Bank, a regional bank holding company that was acquired by Capital One Financial Corporation in 2006. The Board believes that these positions demonstrate an extensive history of senior executive roles which provide operational insight, particularly with regard to acquisitions, human resources, information technologies, government contracting and distribution. The Board also values her extensive experience in finance and accounting, from her Bachelor of Science degree in Accounting from Rollins College and Master of Business Administration from Florida Institute of Technology to progressively senior roles as Controller, Worldwide Controller, Vice President - Finance and Chief Financial Officer over a ten-year period during her tenure at Pitney Bowes and its subsidiary, Dictaphone Corporation. During her prior tenure on the Board’s Audit Committee, Ms. Garrison was designated an “audit committee financial expert,” as defined by applicable SEC regulations.

A. William Higgins

Mr. Higgins, 55, has been a Director since 2009. He is the former Chairman, CEO and President of CIRCOR International, Inc., having served in those positions from March 2008 until his retirement in December 2012. CIRCOR is a global diversified manufacturing company that designs, manufactures, and supplies valves, related products and services to OEMs, processors, manufacturers, the military, and utilities that rely on fluid-control to accomplish their missions. Prior to March 2008, he held the offices of President and Chief Operating Officer and Executive Vice President and Chief Operating Officer of CIRCOR. Prior to joining CIRCOR in 2005, he spent thirteen years in a variety of senior management positions with Honeywell International and Allied Signal. Leslie Controls, Inc., a wholly owned subsidiary of CIRCOR and an entity for which Mr. Higgins served as a Director and Vice President, filed for bankruptcy protection in July 2010 in order to eliminate certain asbestos litigation liabilities. The subsidiary successfully emerged from bankruptcy the following year. Mr. Higgins’ professional background provides the Board with additional perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, the defense industry, acquisitions, and both distribution and aerospace markets. In addition, his experience at Honeywell International and Allied Signal provide him with a strong background in the aerospace industry.

Class 2 Directors Whose Terms Expire in 2016

Neal J. Keating

Mr. Keating, 58, was appointed the President and Chief Operating Officer and a Director of the Company in September 2007. In January 2008, he became the President and Chief Executive Officer and, in March 2008, he was appointed to the additional position of Chairman. Prior to joining the Company, Mr. Keating served as Chief Operating Officer at Hughes Supply, a $5.4 billion wholesale distributor that was acquired by Home Depot in 2006. Prior to that, he held senior positions at GKN Aerospace, an aerospace subsidiary of GKN, plc, and Rockwell Collins, Commercial Systems, and was a board member for GKN, plc and AugustaWestland. He is also a Director of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. The Board believes that these positions demonstrate an extensive history of senior executive leadership and Board participation in both of the Company’s business segments (Aerospace and Distribution), with an emphasis on international operations and acquisitions. The Board also believes that Mr. Keating’s combined role of CEO and Chairman provides the Company’s shareholders with the benefits of Board leadership by an executive with an extensive professional background, as well as day-to-day knowledge of the Company’s businesses and markets, strategic plan execution, and future needs.

Eileen S. Kraus

Ms. Kraus, 75, has been a Director since 1995, and she currently serves as the Board’s Lead Independent Director. She is the retired Chairman of Fleet Bank Connecticut; a former Director of Stanley Black & Decker, Inc., a global provider of hand tools, power tools, related accessories and electronic security solutions, and Rogers Corporation, a global technology leader in specialty materials and components for consumer electronics, power electronics, mass transit, clean technology, and telecommunications infrastructure. She also Chairs the Audit Committees of Ironwood Mezzanine Funds II and III and serves as a member of the Advisory Committee of Ironwood Mezzanine Funds I, and she serves as a Director of Connecticare, Inc., a privately held health plan serving individuals in Connecticut and Western Massachusetts. Ms. Kraus provides the Board with broad financial and operational management experience in the banking industry, having served in several positions at Fleet Bank, N.A. and its predecessors over approximately a twenty-year period. Her industry experience provides the Board with additional perspective on the banking and financial industries, marketing and acquisitions. She also has significant Board organizational leadership experience with manufacturing companies, including membership on the Corporate Governance Committees of the Boards of Stanley Black & Decker and Rogers Corporation (where she chaired that Committee) and the Audit Committee of Stanley Black & Decker (where she chaired that Committee).

Scott E. Kuechle

Mr. Kuechle, 54, has been a Director since February 19, 2013. He is the former Chief Financial Officer of Goodrich Corporation, one of the largest worldwide suppliers of aerospace components, systems and services to the commercial and general aviation airplane market, having served in that position from August 2005 until his retirement in July 2012. Prior to that, he served as Vice President and Controller from 2004-2005 and Vice President and Treasurer from 1998-2004 and in various other financial leadership roles during his 29-year tenure with Goodrich. He also serves as a Director of Esterline Corporation, a specialty manufacturer serving the global aerospace and defense markets, and Wesco Aircraft Holdings, Inc., a provider of comprehensive supply chain management services to the global aerospace industry, and he currently serves as a member of the Audit Committee of each such company. Mr. Kuechle's extensive background and experience within the aerospace and defense industry, coupled with his financial expertise and past experience as a Chief Financial Officer, provide the Board with a powerful skill-set upon which to draw as the Company continues to execute on its strategic plan. This type of expertise and experience was particularly important to the Board as a means of providing additional depth of capability to the Audit Committee, to which he was appointed upon his election to the Board. Mr. Kuechle’s background also provides the Board with additional perspective on international operations, financial management, acquisitions, and other finance-related matters.

Richard J. Swift

Mr. Swift, 69, has been a Director since 2002. He is the former Chairman of the Financial Accounting Standards Advisory Council and the retired Chairman, President and Chief Executive Officer of Foster Wheeler Ltd., a provider of design, engineering, construction, and other services. Mr. Swift is a graduate of the U.S. Military Academy, and he served four years as an infantry officer in the United States Army. He is also a Director of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated and CVS Caremark Corporation. Mr. Swift brings to the Board a broad range of operations management experience acquired in a career with Foster Wheeler, Ltd. that spanned almost thirty years and involved increasingly senior executive leadership positions culminating in his role as Chairman and CEO for seven years. Mr. Swift also has finance experience, with a Masters of Business Administration from Fairleigh Dickinson University, and service in the role of Chairman of the Financial Accounting Standards Advisory Council from January 2002 to December 2006. He also was a Licensed Professional Engineer for approximately 35 years. In addition, he has Audit Committee and/or Compensation Committee membership experience on the Boards of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated, and CVS Caremark Corporation, and he currently serves as a member of the National Advisory Council on Risk Oversight of the National Association of Corporate Directors. This type of experience is important to the Board as a means to provide additional depth of capability to the Audit and Personnel & Compensation Committees. Mr. Swift’s background also provides the Board with additional perspective on international operations, financial management, investments, acquisitions, and other finance-related matters.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is elected by our shareholders to oversee their interests as owners of the Company. The Board is the ultimate decision-making authority for the Company, except for those matters that are reserved for, or shared with, our shareholders. The Board appoints and oversees the Company’s senior management, which is responsible for conducting the Company’s day-to-day business operations.

Board Leadership Structure

Our Bylaws and Corporate Governance Principles provide the Board with the flexibility to select and revise its leadership structure on the basis of the best interests of the Company and its shareholders at any given point in time. The Board evaluates this structure in connection with the annual appointments to the positions of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). The Board believes that it is currently in the best interests of the Company and its shareholders to combine the Chairman and CEO roles and to appoint a Lead Independent Director annually. In this way, the Company’s shareholders have the benefit of Board leadership by Mr. Keating, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, as well as a Lead Independent Director who provides Board member leadership. In arriving at its determination, the Board has also considered the fact that the Board consists entirely of independent Directors (other than Mr. Keating) having diverse professional and other Board experience.

The current Lead Independent Director is Eileen S. Kraus. The Lead Independent Director position has existed since 2002 and its responsibilities currently include membership on the Corporate Governance Committee; Chair of the Board’s Executive Sessions and of Board meetings at which the Chairman is not in attendance; review and approval of all Board and committee meeting agendas; liaison between the Chairman and the independent Directors, which includes facilitating communications and assisting in the resolution of conflicts, if any, between the independent Directors and the Company’s management; providing counsel to the Chairman and CEO, including provision of appropriate feedback regarding effectiveness of Board meetings, and otherwise as needed or requested; and such other responsibilities as the Board delegates. In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of other Board committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.

Board Meetings and Committees

The Board met five times in 2013 and its committees met a total of 22 times. Each Director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2013. All of the Directors then in office attended the 2013 Annual Meeting and all Directors are expected to attend the 2014 Annual Meeting.

The Board maintains the following standing committees: Corporate Governance, Audit, Personnel & Compensation, and Finance. Each committee has a charter that has been approved by the Board. The complete text of each committee charter is available on the Company’s website located at www.kaman.com by first clicking on the “Governance” link followed by the “Board Committee Charters” link. Each committee and the Board periodically, but not less than annually, review and revise committee charters, as appropriate.

The following table describes the current members of each committee and the number of meetings held during 2013:

Board Member	Audit Committee	Corporate Governance Committee	Finance Committee	Personnel & Compensation Committee
Brian E. Barents(1)			X	X
E. Reeves Callaway III			X	X
Karen M. Garrison		X	Chair
A. William Higgins			X	X
Neal J. Keating(2)
Eileen S. Kraus(3)	X	Chair
Scott E. Kuechle(4)	X		X
George E. Minnich	Chair	X
Thomas W. Rabaut	X		X
Richard J. Swift		X		Chair
Number of Meetings	8	4	4	6
_______________

(1)	Served as a member of the Audit Committee until February 19, 2013, on which date he was appointed to the Finance Committee.

(2)	Not an independent Director.

(3)	Lead Independent Director.

(4)	First elected to the Board on February 19, 2013.

Following is a summary of the various committees’ responsibilities:

Corporate Governance Committee

Under its charter, the Corporate Governance Committee consists of the chairpersons of the standing committees and the Lead Independent Director, if the Lead Independent Director is not already a committee chairperson. The committee assists the Board in fulfilling its corporate governance responsibilities and serves as the Board’s nominating committee. These corporate governance responsibilities include board and committee organization and function, membership, compensation, and annual performance evaluation; annual goals development and evaluation for the CEO with participation by the Personnel & Compensation Committee and the Board in executive session; succession planning; development and periodic review of governance policies and principles; monitoring director compliance with stock ownership guidelines; consideration and recommendation of shareholder proposals; establishment of selection criteria for, and review and recommendation of, new Board members; and administration of the Company’s majority voting policy for Director elections.

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its responsibility to oversee the Company’s financial reporting and accounting policies and procedures, its system of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The committee is also responsible for overseeing the performance, qualifications and independence of the Company’s independent registered public accounting firm (which reports directly to the committee) as well as the performance of the internal audit department. The committee reviews the Company’s business risk assessment framework and identifies principal business risks with management, the independent auditor and the internal audit director (however, this committee is not the only Board committee that reviews such business risks), and pre-approves all auditing services and permitted non-audit services to be performed by its independent auditor (which approval authority has been delegated to the committee’s chairperson for certain immaterial items that may arise between meetings, subject to ratification at the committee’s next meeting).

The Audit Committee has also established a policy for the Company’s hiring of current or former employees of the independent auditor to ensure that the auditor’s independence under applicable SEC rules and accounting standards is not impaired. The committee has also established, and monitors management’s operation of, procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or other matters; as well as the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing, or other matters. The committee meets regularly in executive session with the Company's Chief Audit Executive and the independent auditor without management present.

The Audit Committee Charter provides that a committee member may not simultaneously serve on the audit committees of more than three companies whose stock is publicly traded (including this committee) unless the Board has provided its consent. No such determination is currently required.

George E. Minnich, Eileen S. Kraus, Scott E. Kuechle and Thomas W. Rabaut each has been determined to be an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K.

Personnel & Compensation Committee

The Personnel & Compensation Committee reviews and approves the terms of, as well as oversees, the Company's executive compensation strategies (including the plans and policies to execute those strategies), administers its equity plans (including the review and approval of equity grants to executive officers) and annually reviews and approves compensation decisions relating to executive officers, including those for the CEO and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers”) on page 36. The committee considers the CEO's recommendations when determining the compensation of the other executive officers, but the CEO has no role in determining his own compensation (although as part of the annual CEO evaluation process, he prepares a self-assessment for review by the Corporate Governance Committee, which shares that evaluation with this committee). The committee then submits its determinations regarding proposed CEO compensation at an executive session of the Board for consideration and approval.

The Personnel & Compensation Committee also monitors management's compliance with stock ownership guidelines adopted from time to time by the Board; reviews and approves employment, severance, change in control, and termination arrangements for all executive officers and periodically reviews the Company's policies and procedures for management development.

During each of the last ten years, the committee has directly engaged Geoffrey A. Wiegman, founder and president of Wiegman Associates LLC, an independent compensation consulting firm, to assist the committee in fulfilling its responsibilities (Mr. Wiegman is sometimes referred to in this proxy statement as the “independent compensation consultant”). The independent compensation consultant attends each committee meeting, including executive sessions. He advises the committee on marketplace trends in executive compensation and evaluates proposals for compensation programs and executive officer compensation decisions. He has also provided services to the Corporate Governance Committee in connection with its evaluation of Director compensation. Although he interacts with Company management in his capacity as an advisor to the committee, he is directly accountable to the committee. The committee has assessed the independence of Mr. Wiegman as required under applicable SEC and NYSE rules and has determined that the work of the independent compensation consultant does not raise any conflict of interest. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.

As noted above, each member of the Personnel & Compensation Committee is “independent,” as defined by the NYSE listing standards. In addition, no member of the Personnel & Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board or the Personnel & Compensation Committee. All members of the Personnel & Compensation Committee are “non-employee directors” as defined in SEC Rule 16b-3(b)(3).

Finance Committee

The Finance Committee assists the Board in fulfilling its responsibilities concerning matters of a material financial nature, including the Company’s strategies, policies and financial condition, insurance-related risk management programs, financing agreements, dividend policy, significant derivative instrument or foreign currency positions, and administration of tax-qualified defined contribution and defined benefit plans. The committee’s responsibilities also include review of the Company’s annual business plan and long range planning strategies; all forms of major debt issuances; the financial aspects of proposed acquisitions or divestitures that exceed transaction levels for which the Board has delegated authority to management; material capital expenditures; methods of financing; and the Company’s relationship with its lenders. Finally, the committee reviews and approves the Company’s policies and procedures on hedging, swaps, security-based swaps, derivatives, foreign currency exchange risk and debt and interest rate risk and, not less than annually, reviews and approves, on a general or a case-by-case basis, the Company’s decision to enter into swaps and other derivative transactions that are exempt from exchange-execution and clearance under the “end-user exception” set forth in the Dodd-Frank Act and any applicable regulations established by the Commodity Futures Trading Commission.

Director Nominees

The Board is responsible for selecting its own members and recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance Committee, which consults with the Chairman and CEO, after which it provides recommendations to the Board. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, its policy is that all candidates, including those recommended by shareholders, will be evaluated on the same basis. The committee utilizes a nationally recognized third-party consultant to assist in identifying potential candidates. The consultant is provided with the Committee’s assessment of the skill-sets and experience required in the context of current Board composition and identifies potential candidates for introduction to the Committee. Thereafter, consideration of any such individuals is the responsibility of the Committee in consultation with the CEO.

Under our Bylaws, only individuals nominated in accordance with certain procedures are eligible for election as Directors of the Company (except for the rights of preferred shareholders, of which there currently are none). Generally, nominations are made by the Board of Directors or any shareholder (i) who is a shareholder of record on the date of the giving of written notice in respect of the nomination for Director and on the record date for the determination of shareholders entitled to notice of and to vote at a meeting where Directors are to be elected, and (ii) who provides advance written notice, all of the foregoing in accordance with the Bylaws. A shareholder’s written notice of a proposed nomination must describe (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and its rules and regulations. The shareholder making the proposal must also provide (i) the shareholder's name and record address, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons identified in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and its rules and regulations. The written notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serving as a Director if elected. The Board may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

The Board’s Role in Oversight of the Company’s Risk Management Process

The Board oversees the Company’s processes to identify, report and address risks across the full spectrum of the Company’s operations. To that end, each of the Board’s committees has been delegated responsibility for evaluating specific risk management processes and issues resulting therefrom. The Board receives regular reports from these committees and, where appropriate, directs that action be taken. The Board also conducts direct oversight of certain risk management processes.

The following description of specific Board committee risk management oversight activities is not intended to be exhaustive in nature. The Company’s Internal Audit Department reports directly to the Audit Committee and that committee regularly reviews with management the Company’s financial reporting and accounting policies, internal controls over financial reporting, internal accounting controls, business risk assessment framework and principal business risks, and Code of Business Conduct compliance. The Finance Committee reviews the Company’s short- and long-term business plans, certain proposed acquisitions or divestitures (including consideration of any substantial diversification from current business operations), any significant debt/equity issuances, and risk management programs from an insurance coverage perspective. The Company’s Assistant Vice President - Corporate Risk, Safety and Environmental Management also reports directly to the committee on a periodic basis. The Personnel & Compensation Committee reviews and approves the Company’s executive compensation strategies and programs related to annual, longer term and equity incentives and the business unit and corporate performance goals associated therewith, monitors management progress in compliance with stock ownership guidelines, considers and approves all employment-related agreements or termination arrangements with the Company’s executive officers and periodically reviews policies related to management development. The Corporate Governance Committee reviews the Company’s succession plan for the CEO and other top senior management, assures annual evaluation of Board performance, establishes selection criteria for new Directors, and manages the annual CEO evaluation process. The duties and responsibilities of each of the Board’s committees are more fully described above.

In addition to its consideration of matters brought to its attention by the Board’s committees, the Board conducts direct oversight of various business risk management functions. At each regular meeting, the Board receives senior management reports about current operations as well as the identification of, and progress in addressing, principal business risks. The Board also receives direct reports from management regarding its Enterprise Risk Management program for identification and development of mitigation activities relative to longer-term business risks. In addition to the regular reports provided regarding current principal business risks, the Audit Committee periodically receives summary reports regarding the Enterprise Risk Management program. Annually, the Board reviews and approves the Company’s strategic plan objectives with periodic reviews thereafter regarding progress against that plan and any changes that are being considered. The Board’s oversight role in this area has not affected its approach to the Board’s leadership structure at least in part due to the level of direct communication that the Board and its committees experience with a variety of management employees involved in operations, finance, human resources, risk management and legal roles.

Board and Committee Independence Requirements

Our Corporate Governance Principles provide that, as a matter of policy, a significant majority of the Board should consist of independent Directors. In order to be deemed independent, our Corporate Governance Principles specify that a Director must be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. In addition to establishing its own criteria for independence, the Company complies with the rules promulgated by the NYSE for determining the independence of directors, as well as the Sarbanes-Oxley Act for independence of directors on the Audit Committee and the Internal Revenue Code of 1986 and Dodd-Frank Wall Street Reform and Consumer Protection Act requirements for independence of Directors on the Personnel & Compensation Committee (or any other committee performing an equivalent function).

Based on the review and recommendation of the Corporate Governance Committee, the Board has affirmatively determined that all of the current Directors meet the applicable independence standards referenced in the preceding paragraph, except for Mr. Keating, the Company’s Chairman, President and CEO. In evaluating and determining the independence of the Company's Directors, the Corporate Governance Committee and the Board considered that, in the ordinary course of business, transactions may occur between the Company and its subsidiaries and certain entities with which some of the Directors are or have been affiliated.

In affirmatively determining the independence of each Director who serves as a member of the Personnel & Compensation Committee, the Corporate Governance Committee and the Board considered all factors specifically relevant to determining whether such Director has a relationship with the Company or any of its subsidiaries which is material to such Director's ability to be independent from management in connection with the Director's duties as a member of the Personnel & Compensation Committee, including, but not limited to (i) the source of compensation of such Director, including any consulting, advisory or other compensatory fee paid by the Company to such Director; and whether such Director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Specific Experience, Qualifications, Attributes and Skills of Current Board Members and Director Nominees

The Corporate Governance Committee is responsible for reviewing with the Board, on a periodic basis, the appropriate characteristics required of Board members in the context of the Board’s current composition. This includes review of the suitability for continued service of each Board member when his or her term expires and when he or she has a significant change in status. Overall, the assessment includes areas such as senior leadership positions; professional experience in areas relevant to the Company’s businesses, including aerospace, industrial distribution, international, government, regulatory, mergers and acquisitions, financial, accounting, human resources or information technology systems experience; other public company board service; diversity, age and evidence of the intangible characteristics that are vital to the successful operation of any board. Diversity in this context has traditionally referred to encouragement of the identification of minority candidates, including women and individuals of varied national origins. Consideration of diversity has been an element communicated to the third-party search firms in each of the director searches conducted during the past several years.

The Board believes that intangible characteristics include a demonstrated understanding of a Director’s policy making role while constructively challenging management to seek and attain competitive targets and increase shareholder value; a demonstrated understanding of the Company’s values and strategic plan; capacity for critical thought; maintenance of objectivity in not being unreasonably influenced by personal experience or other Board members in situation analysis; and the independence required for participation on the Board and its committees. In addition, Board members are evaluated with respect to their active contributions, including regular attendance and preparation for/participation at meetings while maintaining an ongoing understanding of the issues and trends affecting the Company.

In addition to these intangible characteristics, we have described specific experience, qualifications, attributes and skills that the Board believes qualify each current director for his or her position on the Board in the summary of biographical information described above, beginning at page 4. Those descriptions are not intended to be comprehensive descriptions of the types of expertise or contributions provided by each Director. At this time, the Board believes that each of these Directors possesses the experience, qualifications, attributes and skills, as well as the intangible characteristics described above, which, taken together, qualify them for their positions on the Board.

Transactions With Related Persons

The Company’s Code of Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of the Company’s employees have a responsibility and duty of loyalty to the Company and all business decisions are to be made in the best interests of the Company, which means putting the Company’s interests first. Should a situation arise that would constitute a related-party transaction under applicable SEC rules, the independent and disinterested Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed between executive officers of the Company and the Company or any of its subsidiaries during 2013.

Other Information about the Board’s Structure

Board Size.  The Company’s Board size currently has been fixed at ten, with three Directors to be elected at the Annual Meeting. The Company’s Amended and Restated Certificate of Incorporation provides that the Board will consist of at least three and not more than fifteen Directors and, while the Board is permitted to increase its size during the year and elect a Director to fill the vacancy created by the increase, any Director so elected may only serve until the annual meeting immediately following his or her election. Under our Corporate Governance Principles, a Board size of nine to eleven individuals continues to be considered appropriate.

Mandatory Retirement.  The Company’s Bylaws provide for mandatory Director retirement at age 72 (age 75 for directors serving as of November 14, 2000). The Board’s policy in implementing this requirement is that if a Director attains mandatory retirement age during his or her then-current term, the Director may continue to serve the remaining portion of that term. Although the Board is permitted to make exceptions to this requirement, it intends to exercise this right only under extraordinary circumstances. Ms. Kraus, our Lead Director, was re-elected at the 2013 Annual Meeting, and she is expected to continue to serve as a Director until her current three-year term expires at the 2016 Annual Meeting.

Change of Principal Occupation.  Our Corporate Governance Principles require Directors who change their principal occupation, position, or responsibility held at the time of election to submit a conditional letter of resignation to the Board, after which a judgment will be made in each case as to the appropriateness of continued membership under the circumstances.

2013 Director Compensation

The following table provides information about the compensation that our Directors earned during 2013. The table does not include Mr. Keating, our Chairman, President and Chief Executive Officer, who received no additional compensation for his service as a Director.
DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Brian E. Barents	$74,667	$80,017	$154,684
E. Reeves Callaway III	$73,500	$80,017	$153,517
Karen M. Garrison	$86,000	$80,017	$166,017
A. William Higgins	$73,500	$80,017	$153,517
Eileen S. Kraus	$120,500	$80,017	$200,517
Scott E. Kuechle	$68,001	$80,017	$148,018
George E. Minnich	$96,000	$80,017	$176,017
Thomas W. Rabaut	$76,500	$80,017	$156,517
Richard J. Swift	$91,000	$80,017	$171,017
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(1)
Please refer to Footnote 19, Share-Based Arrangements, contained in the Company’s audited consolidated financial statements for the year ended December 31, 2013, in its Annual Report on Form 10-K. Each stock award consisted of 2,390 shares of our Common Stock in the form of fully vested restricted stock issued under our 2003 Stock Incentive Plan at a price of $33.48 per share on April 17, 2013.

The Corporate Governance Committee reviews our non-employee Director compensation on a biennial basis with the assistance of the independent compensation consultant to the Personnel & Compensation Committee. The most recent review was conducted in 2012, after which the Corporate Governance Committee increased the annual Board retainer, eliminated the Board meeting fees (except for "special" meetings, as set forth in the footnote below) and changed the current practice of paying per meeting fees to paying annual retainers for committee chairs and committee members. The following table summarizes the current fee schedule approved by the Board effective as of January 1, 2013:

BOARD RETAINER AND MEETING FEES TABLE
Effective 1/1/13
Cash:
Retainer Fees (payable quarterly in arrears)*:
Board	$60,000
Lead Director	$30,000
Committee Chairs:
Audit Committee	$30,000
Corporate Governance Committee	$20,000
Personnel & Compensation Committee	$25,000
Finance Committee	$20,000
Committee Members:
Audit Committee	$10,500
Corporate Governance Committee	$6,000
Personnel & Compensation Committee	$7,500
Finance Committee	$6,000
Equity:
Stock Award**	Shares having fair market value equal to $80,000
_________________

*
In addition to these annual retainers, Board members may receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for "special" board meetings. Special board meetings are defined as meetings that are in addition to the meetings regularly scheduled in advance. Committee members may also receive additional meeting fees ($1,500 for an in person meeting and $750 for a telephonic meeting) for any committee meeting that exceeds the number of regularly scheduled committee meetings by more than two.

**
This award is currently made under the 2013 Management Incentive Plan at the annual Board meeting held in conjunction with the annual meeting of shareholders. The number of shares for this award is determined based upon the fair market value of the Company's common stock on the date of grant, in accordance with the Plan.

_______________

From time to time, special activities may be undertaken by one or more Directors at the direction of the Board and, in such cases, additional fees will ordinarily be paid. There were no such special activities during 2013.

Directors may defer all, or a portion, of their cash compensation. Interest accrues on such deferrals at the Applicable Interest Rate, which is the same rate that applies to our Deferred Compensation Plan for Company executives. When a Director ends his or her service on the Board, distributions are made either in quarterly installments over a maximum period of 10 years or in a lump sum, based on prior elections made in connection with each deferral. Distributions are made beginning either in the next calendar quarter after the date service ends or on the following January 1 at the prior election of the Director.

The Board has adopted stock ownership guidelines for non-employee Directors, which are discussed in more detail on page 34 under the caption, "Stock Ownership Guidelines for Directors and Executive Officers." The Corporate Governance Committee periodically reviews the progress of each non-employee Director toward the achievement of these guidelines. As of December 31, 2013, all non-employee Directors other than Mr. Kuechle were in compliance with these guidelines. Mr. Kuechle was first elected to the Board during 2013 and he is progressing satisfactorily toward the requisite ownership level.

Code of Business Conduct and Other Governance Documents Available on the Company’s Website

The Company has for many years maintained a Code of Business Conduct applicable to all of its employees, consultants and the Board of Directors. This Code of Business Conduct is also specifically applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The current Code of Business Conduct, which was amended and restated in its entirety effective January 1, 2013, may be accessed on the Company’s web site at www.kaman.com by first clicking on the “Governance” link and then “Kaman Code of Conduct.”

In addition to the Code of Business Conduct and the committee charters and Governance Principles already referenced, our other governance documents including Bylaws and Amended and Restated Certificate of Incorporation can be accessed on the Company’s web site at www.kaman.com by first clicking on the “Governance” link and then the link to each document.

Communications with the Board

Shareholders or others wishing to communicate with any member of the Board, a Board committee, or the Lead Independent Director may do so by mail, addressed to Kaman Corporation Corporate Headquarters, c/o Corporate Secretary, 1332 Blue Hills Ave., Bloomfield, Connecticut 06002 or by e-mail through the Kaman Corporation web site at www.kaman.com using the tab “About Kaman”, then selecting “Contact Kaman - General Inquiries” and then choosing the “Contact Kaman - Corporate Secretary” link. The Corporate Secretary will compile all such communications and forward each item to the individual to whom it is directed or, if the communication is not directed to any particular Board member, to the entire Board. Items that the Corporate Secretary determines are frivolous, unlawful or that constitute commercial advertisements will not be forwarded to the Board or any particular Board member.

Director Education
The Board maintains a policy that Directors should be regularly exposed to discussion of current developments in their roles and responsibilities as Directors and their attendance at such sessions is reimbursed by the Company. The Board’s policy also encompasses receipt of information regarding developments in the law and conditions in the market segments in which the Company operates. During the past few years, several Board members have participated in seminars sponsored by various national organizations, which have included developments in the law, board/management relationship development, and audit-related topics. The Board has also received presentations from outside industry experts regarding developments and trends in certain of the Company’s market segments and other subjects of importance to the Company. In addition, the Board and the Company have an orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, as well as persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC. We have procedures in place to assist our Directors and executive officers in preparing and filing these reports on a timely basis. Based solely on a review of the forms furnished to us, or written representations from certain persons that no Forms 5 were required, we believe that all required forms were timely filed for fiscal 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table sets forth information about the beneficial ownership of the Company’s Common Stock by each Director and Director nominee, each executive officer named in the Summary Compensation Table, and all Directors and executive officers as a group, as of February 14, 2014. The beneficial ownership percentages have been calculated based on 26,875,683 shares of Common Stock outstanding on February 14, 2014. Unless otherwise indicated, each person listed has the sole voting and investment power with respect to the shares listed, and the business address of each person is c/o Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002.

Name	Number of Shares Beneficially Owned as of February 1, 2014		Percentage
Brian E. Barents	22,437		*
E. Reeves Callaway III	7,349		*
William C. Denninger	33,440	(1)	*
Ronald M. Galla	44,559		*
Karen M. Garrison	16,937		*
A. William Higgins	10,937		*
Neal J. Keating	180,828	(2)	*
Eileen S. Kraus	26,572		*
Scott E. Kuechle	2,390		*
Shawn G. Lisle	5,773	(3)	*
George E. Minnich	11,322		*
Thomas W. Rabaut	17,337		*
Steven J. Smidler	33,711	(4)	*
Robert D. Starr	21,118	(5)	*
Gregory L. Steiner	77,974	(6)	*
Richard J. Swift	12,937		*
All Directors and Executive Officers as a group	598,520	(7)	2.23%
_______________

*	Less than one percent.

(1)	Includes 29,440 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(2)	Includes 14,000 shares held in a trust, of which Mr. Keating and his spouse are trustees.

(3)	Includes 1,824 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(4)	Includes 9,492 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(5)	Includes 11,319 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(6)	Includes 50,812 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

(7)	Includes 127,273 shares issuable upon the exercise of stock options exercisable or which will become exercisable within 60 days.

Beneficial Owners of More Than 5% of Common Stock

Following is information about persons known to the Company to be beneficial owners of more than five percent (5%) of the Company’s outstanding voting securities. Except as otherwise indicated, all information is given as of February 14, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
GAMCO Asset Management, Inc.(1)	4,644,021	17.3%
One Corporate Center Rye, NY 10580
BlackRock, Inc.(2)	2,574,399	9.6%
40 East 52nd Street New York, NY 10022
The Vanguard Group(3)	1,608,855	6.0%
100 Vanguard Boulevard Malvern, PA 19355
The London Company(4)	1,555,811	5.8%
1801 Bayberry Court, Suite 301 Richmond, VA 23226
T. Rowe Price Associates, Inc.(5)	1,513,971	5.6%
100 East Pratt Street Baltimore, MD 21202
_______________

(1)
As reported in Amendment No. 18 to Schedule 13D, dated October 14, 2013 (“Amendment 18”), filed by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the “Reporting Persons”), According to the filing, GAMCO Asset Management, Inc. (“GAMCO”) is the beneficial owner of 3,349,843 shares, Gabelli Funds, LLC (“Gabelli Funds”) is the beneficial owner of 1,098,777 shares, MJG Associates, Inc. (“MJG Associates”) is the beneficial owner of 11,000 shares, Teton Advisors, Inc. (“Teton Advisors”) is the beneficial owner of 176,701 shares, GGCP, Inc. (“GGCP”) is the beneficial owner of 200 shares, and Gabelli Securities, Inc. (“GSI”) is the beneficial owner of 7,500 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities, and GAMCO Investors, Inc. and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities other than Mr. Gabelli. Each of the Reporting Persons, together with their executive officers and directors, has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have authority to vote 141,000 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, GBL, and GGCP is indirect with respect to the shares beneficially owned directly by other Reporting Persons.

(2)
As reported in Amendment No. 5 to Schedule 13G, dated February 6, 2014, BlackRock, Inc. is the beneficial owner of 2,574,399 shares held by specified subsidiaries as of December 31, 2013. According to the filing, BlackRock, Inc. has the sole power to vote or direct the vote of 2,505,057 shares and the sole power to dispose or to direct the disposition of 2,574,399 shares.

(3)
As reported in Schedule 13G, dated February 6, 2014, The Vanguard Group is the beneficial owner of 1,608, 855 shares held by various investment advisory clients as of December 31, 2013. According to the filing, The Vanguard Group has the sole power to vote or direct the vote of 42,247 shares, the sole power to dispose or to direct the disposition of 1,569,208 shares, and the shared power to dispose or to direct the disposition of 39,647 shares.

(4)
As reported in Amendment No. 4 to Schedule 13G, dated February 12, 2014, The London Company is the beneficial owner of 1,555,811 shares held by various investment advisory clients as of December 31, 2013. According to the filing, The London Company has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of 1,453,361 shares and the shared power to dispose or to direct the disposition of 102,450 shares.

(5)
As reported in Amendment No. 3 to Schedule 13G, dated February 14, 2014 as filed with the SEC on February 12, 2014, T. Rowe Price Associates, Inc. ("Price Associates") is the beneficial owner of 1,513,971 shares held by various individual and institutional investors as of December 31, 2013, which Price Associates serves as an investment adviser with power to direct investments and/or power to vote the securities. According to the filing, Price Associates has the sole power to vote or direct the vote of 485,310 shares and the sole power to dispose or to direct the disposition of 1,513,971 shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section explains our executive compensation program as it applies to our “named executive officers” (those persons whose compensation is summarized in the tables immediately following this discussion), as well as the role, responsibilities and philosophy of the Personnel & Compensation Committee (the “Committee” or the “committee”) of our Board of Directors, which oversees the design and operation of the program.
For 2013, our named executive officers were as follows:

Neal J. Keating	Chairman, President and Chief Executive Officer
Robert D. Starr	Senior Vice President and Chief Financial Officer
William C. Denninger	Former Executive Vice President and Chief Financial Officer
Gregory L. Steiner	Executive Vice President, Kaman Corporation and President, Kaman Aerospace Group, Inc.
Ronald M. Galla	Senior Vice President and Chief Information Officer
Shawn G. Lisle	Senior Vice President and General Counsel

Mr. Denninger served as Executive Vice President and Chief Financial Officer of the Company until he retired effective as of June 30, 2013. Mr. Starr was appointed Senior Vice President and Chief Financial Officer effective as of July 1, 2013. Under applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”), both of these persons are required to be included as named executive officers. In addition, we have decided to discuss the compensation of Steven J. Smidler, the President of our Distribution Segment, even though he is not a named executive officer under applicable SEC disclosure rules. We have done so because he is responsible for the management of our largest operating segment and his compensation has been discussed in our proxy statements for the past several years.
In the discussion that follows, we begin with a brief description of some of the most significant actions that were taken with respect to the 2013 compensation of our named executive officers. We then discuss our compensation philosophy and describe the various elements of our executive compensation program, and the 2013 compensation of our named executive officers, including the annual cash incentive awards that were approved in February 2014 for 2013 performance. Next, we discuss a number of other compensation-related matters, including our use of employment and change in control agreements, our stock ownership guidelines for Directors and executive officers, and the material tax and accounting implications of our compensation program. We conclude by presenting the formal report of the Committee, which is required by applicable SEC rules and regulations.
As used in this section, all references to the "Committee" mean the Personnel & Compensation Committee of our Board of Directors, which oversees the design and operation of our executive compensation program. For more information about the Committee and its role and responsibilities, please see the discussion under the heading "Personnel & Compensation Committee" appearing on page 10 above.
2013 Compensation Highlights

Set forth below is a brief description of some of the most significant actions that were taken with respect to the determination of the 2013 compensation of our named executive officers and other members of our senior leadership team:

•
Adoption of New Metrics for our Annual Cash Incentive Plans. The Committee adopted new financial metrics for our annual cash incentive plans, as described in more detail below, in order to more closely align our annual cash incentives with operational goals and objectives.

•
Elimination of Subjective Performance Factors for Annual Incentive Awards. The Committee eliminated the ability of executive officers to enhance the payouts on their annual incentive awards through the achievement of personalized goals and objectives, limiting the determination of all such annual incentive awards to the achievement of objective metrics of Company financial performance, as described in more detail below.

•
Deferral of Base Salary Adjustments. Because of uncertain economic conditions and the difficult business environment existing at the end of 2012, the Committee, at the request of our Chief Executive Officer, elected to defer any 2013 salary increases for all named executive officers, including the Chief Executive Officer, and the other executive officers who report directly to the Chief Executive Officer until July 1, 2013. The 2013 salary increases for other officers were deferred until April 1, 2013. Similar deferrals are planned for 2014.

•
Elimination of all Excise Tax Gross-Ups in Change in Control Agreements. The Committee took action to eliminate the last remaining excise tax gross-up provisions that were set forth in Change in Control Agreements with our executive officers. The Company no longer has any such excise tax gross-up provisions.

Say on Pay Voting Results
For each of the past three years, we have asked our shareholders to cast a non-binding, advisory vote to approve the compensation paid to our named executive officers, and our shareholders have increasingly voted in favor of our compensation program. The results of the voting have been as follows:
________________________

(*)
Represents the percentage of votes cast "FOR" and "AGAINST" the proposals, excluding broker non-votes and abstentions. If abstentions were to be counted, the percentage of votes cast "FOR" the proposals would have been 78.0%, 80.3% and 83.8% for 2011, 2012 and 2013, respectively.

The Committee has interpreted these results to mean that our shareholders generally support our executive compensation program. As such, the Committee has taken no specific actions to modify our executive compensation program as a direct result of these non-binding, advisory votes.

We encourage shareholders to review this Compensation Discussion and Analysis and the accompanying compensation tables for an explanation of our approach to executive compensation and a discussion of the correlation between the compensation paid to our named executive officers and the Company’s financial performance. As discussed herein, we believe that the compensation paid, and to be paid, to our named executive officers for 2013 bears, and will bear, a direct and corresponding relationship to the Company’s 2013 financial performance.

Our Compensation Philosophy and the Fundamental Objectives of our Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program that is tied to the financial performance of the Company and is aligned with the interests of our shareholders. We strive to recruit and retain executive officers and other key employees who have the skills and talents that are necessary to deliver sustained financial performance that exceeds the median financial performance of the companies comprising the Russell 2000 index.

Our fundamental compensation objectives include the following:

•
Increase shareholder value by motivating talented individuals to achieve the Company’s annual and longer-term financial and strategic operational goals with compensation related to objective benchmarks and Company performance. To accomplish this objective, we use an appropriate mix of pay elements, including salary, annual and long-term incentive opportunities and benefits. Overall, salary and benefits are determined based upon a comparison to the competitive market for our executives and a group of the Russell 2000 index companies that approximate our revenue size, while the annual and long-term incentive opportunities are directly related to the Company’s financial performance compared to the Russell 2000 index companies.

•
Tie a significant percentage of our senior executives’ incentive compensation to the successful execution of strategic operational goals. To accomplish this, we establish objective and measurable goals on an annual and longer-term (3 years) basis and compare actual performance to objective, measurable benchmarks. As a result, executives, especially our named executive officers, earn above average compensation when the Company achieves above average financial performance compared to the Russell 2000 index of companies.

•
Encourage our named executive officers to maintain a significant equity stake in the Company to further align their interests with those of our shareholders. We maintain meaningful stock ownership guidelines, described in more detail below, that are designed to align the financial interests of our officers, including our named executive officers, with those of our shareholders. To facilitate the accumulation of equity and the satisfaction of these guidelines, we allow up to 1/3 of a cash long-term incentive award payment to be paid in shares of Company stock if the Company’s stock ownership guidelines have not been attained by a particular executive officer.

•
Protect against inappropriate risk taking. We use caps on potential awards for both annual and long-term incentives. The Committee also introduced a claw-back policy in 2010 that is reflected in the employment agreement of our Chief Executive Officer. The Committee intends to establish a broader claw-back policy covering all executive officers once the SEC issues final rules and the New York Stock Exchange issues listing conditions for the recovery of incentive compensation as required under the Dodd-Frank Act. In addition, the Company’s Insider Trading Policy expressly prohibits Directors, executive officers and other designated employees from engaging in short-term or speculative transactions in Company securities, including, among others, (i) short sales of Company securities; (ii) publicly traded options, puts, calls or other similar derivative securities; (iii) hedging or similar monetization transactions, such as zero-cost collars and forward sale contracts; and (iv) holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•
Provide compensation and benefits to our named executive officers consistent with practices of similar companies and also aligned with shareholder interests. To accomplish this objective, we have made the following changes in recent years:

◦
Due to uncertain business conditions, potential adjustments in the base salaries of our CEO and his direct reports have been deferred for a period of six months, from January 1 to July 1. Potential adjustments in the annualized base salaries of other officers have been deferred from January 1 to April 1.

◦
The Company closed its supplemental retirement plan to new executive officers in early 2010. Grandfathered participants may continue to earn credited service under this plan, but only compensation earned through calendar year 2010 counts toward the final average compensation that is used to calculate supplemental retirement benefits. This treatment is the same as that which applies to participants under our tax-qualified defined benefit pension plan.

◦
Certain perquisites that were available to named executive officers and other executive officers were eliminated in early 2010, including medical expense reimbursement and tax and estate planning reimbursement. Further, leased Company vehicles were replaced with vehicle allowances.

◦
We no longer provide excise tax gross-ups or "single trigger" change-in-control severance benefits. During 2013, the last of our change in control agreements containing pre-existing excise tax gross-up provisions were amended to eliminate these provisions. Our employment and change in control agreements include only “double trigger” change in control severance benefits, requiring both a change in control and a termination of employment (or other adverse impact) before any severance payments would be paid in the event of a change in control of the Company.

Our Compensation Program
The Pay Elements; Performance Metrics and Evaluation of Market Pay Practices
We have designed our executive compensation program to achieve the goals described above in a variety of ways with the intention of providing reasonable pay for a company of our size and incentive opportunities that challenge and correspondingly reward our executives when, and to the extent that, the Company succeeds. First, we use a combination of pay elements, each of which over time is intended to approximate the market median compensation for each position. These elements include base salary, annual and longer-term cash incentive opportunities, and benefits. The opportunities afforded by each pay element are determined on the basis of comparison to objective criteria to assure consistency with companies of similar revenue size, which include national surveys and a sampling of the Russell 2000 companies recommended by the Committee’s independent compensation consultant which approximate the Company’s revenue size (but none of which specifically reflects our combination of business segments).
Actual annual and longer-term incentive pay is then determined by comparing selected metrics of Company financial and operational performance to the entire Russell 2000 index of companies. The Committee uses the Russell 2000 because it believes that this continues to be the most likely group that both current and potential shareholders would use to evaluate the Company in making their investment decisions; this is largely due to the fact that our two business segments (Aerospace and Distribution) are so different from one another that it is not feasible to compare us to a specific peer group of companies. The Committee regularly reviews the continued appropriateness of using the Russell 2000 for comparison and has reconfirmed its use for 2014.

The financial performance metrics upon which annual and longer-term incentive opportunities have been based are those that management has used to evaluate business performance. For corporate participants (those who do not work primarily for one of our two business segments), annual incentive metrics have included return on investment, growth in earnings per share, and growth in earnings per share compared to corresponding amounts established with reference to the Company’s annual profit plan. For business segment participants, annual incentive metrics have included the accomplishment of predetermined financial goals and other operational performance factors approved by the Committee. Longer-term incentive metrics are the same for corporate and business segment executives and consist of the Company’s average return on investment, compounded growth in earnings per share and total return to shareholders over a three-year period. The weightings of these metrics in the overall determination of award payments have differed for the annual cash incentive and longer-term incentive, as discussed below.

How the Pay Elements Work in Practice

The pay elements of our corporate executive compensation program are designed to work together in a way that results in above average compensation when the Company achieves above average financial performance compared to the Russell 2000 index of companies. Set forth below are tables comparing our performance to the 25th, 50th and 75th percentiles of our market (as described above) for both annual and long-term incentive award determination purposes.

Annual Cash Incentive Awards. The following table compares our 2013 financial performance, before the modifications described below, with the 25th, 50th and 75th percentile performance of the Russell 2000 companies for the five-year period 2008 - 2012 (which is the period we used to evaluate our results for annual cash incentive awards):

KAMAN (2013) VS. 5-YEAR RUSSELL 2000 (2008-2012)

	EPS Growth (1)	ROI (2)
25th Percentile	(8.4)%	(3.9)%
50th Percentile	2.9%	2.8%
75th Percentile	14.0%	8.1%

Kaman	3.4%	7.3%
Russell Percentile	51.1%	71.2%
_______________
(1)    Average annual compounded growth in earnings per share.
(2)    Five-year average return on investment.

The Committee determined the 2013 award percentage under our annual cash incentive plan based on the Company's actual financial results for 2013 after excluding costs related to acquisitions. This resulted in an annual incentive performance award factor of 128.6% of the target award. When making the annual incentive grant for 2013, the Committee approved the exclusion of acquisition and divestiture costs and certain long-term capital investments because the Committee believes that acquisitions are of vital importance to the Company's long-term growth and management should be encouraged to pursue acquisitions when appropriate and make capital investment decisions without regard to their near-term effect on compensation plans. If these adjustments had not been made, the performance award factor would have been 123.3%. The calculation of the performance award factor is further discussed starting on page 27.

Our actual 2013 return on investment (ROI) performance was in the 71st percentile and our actual 2013 earnings per share (EPS) growth was in the 51st percentile of the Russell 2000. We also achieved 90.9% of our plan earnings per share (before the modifications discussed above).

Mr. Keating's base salary and annual cash incentive award actually earned for 2013 each was moderately above the 50th percentile of the competitive market for other chief executive officers at companies having similar revenue, as illustrated by the chart below:

CEO BASE PAY & CASH BONUS VS. MARKET (1)

	Base Salary	Cash Bonus
25th Percentile	$732,200	$527,500
50th Percentile	$842,500	$849,800
75th Percentile	$999,901	$1,273,638

Mr. Keating	$900,000	$1,181,513
Russell Percentile	59%	70%
_______________

(1)
Amounts shown represent Mr. Keating's actual base salary and annual cash incentive award paid in respect of 2013, as compared to the annual base salaries and annual cash incentive awards paid to the CEOs of the Russell 2000 companies in respect of 2012, the most recent year for which data was available. Please see the discussion at page 24 for information about our independent compensation consultant’s determination of the 25th, 50th and 75th percentile for this market comparison.

The annual cash incentive awards for Mr. Steiner, President of our Aerospace segment, and Mr. Smidler, President of our Distribution segment, are intended to create incentives for sales and operating income growth while generating a reasonable return on our investments and generating favorable free cash flow. Financial metric targets for each segment are recommended by the CEO and approved by the Committee. The financial metrics, targets and calculation of the performance award factors are further discussed below, starting on page 25.

Long-Term Incentive Awards. The following chart compares the Company’s three-year (2011 - 2013) performance against the Russell 2000 companies for the same three-year period based data available as of January 31, 2014. We note that, as of this date, only 19% of the Russell 2000 companies had reported data, so these figures are subject to change prior to the final determination of our long-term incentive award payouts which is scheduled to occur in June 2014.

KAMAN (2011-2013) VS. 3-YEAR RUSSELL 2000 (2011-2013)

	EPS Growth (1)	ROI (2)	TSR (3)
25th Percentile	(0.5)%	2.2%	4.5%
50th Percentile	10.8%	5.6%	42.9%
75th Percentile	24.6%	8.9%	98.5%

Kaman	16.9%	8.1%	44.3%
Russell Percentile	61.1%	68.9%	50.6%
_______________
(1)    Average annual compounded growth in earnings per share.
(2)    Three-year average return on investment.
(3)    Three-year total return to shareholders.

Based on the data currently available and as illustrated above, our performance was at the 69th percentile for average return on investment and at the 61st percentile for compounded EPS growth. Total return to shareholders for this period was slightly above the 50th percentile.

The award opportunities for our named executive officers for the 2011-2013 LTIP performance cycle are as follows:

TARGET AWARDS FOR 2011-2013 LTIP PERFORMANCE CYCLE
Named Executive Officer	2011 Base Salary	Target Award Opportunity as a % of Base Salary	Target Award(1)
Neal J. Keating	$800,000	195%	$1,560,000
Robert D. Starr (2)	N/A	N/A	N/A
William D. Denninger	$492,540	115%	$566,421
Gregory L. Steiner	$382,875	115%	$440,306
Steven J. Smidler	$330,000	110%	$363,000
Ronald M. Galla	$338,445	90%	$304,601
Shawn G. Lisle (3)	N/A	N/A	N/A
_______________

(1)
Reflects estimated value of LTIP awards at 100% of target. The amount of any payout actually made to Mr. Denninger will be pro-rated to reflect his retirement from the Company effective as of June 30, 2013.

(2)	Mr. Starr did not receive an LTIP award for the 2011-2013 performance cycle. He began receiving LTIP awards in 2014.

(3)
Mr. Lisle did not receive an LTIP award for the 2011-2013 performance cycle, but he did receive a one-year LTIP award for the 2013 performance cycle and a two-year LTIP award for the 2013-2014 performance cycle, which are described in more detail below..

Because Mr. Lisle first became eligible to receive LTIP awards during 2013, the Committee granted him a one-year LTIP award for the 2013 performance cycle and a two-year LTIP award for the 2013-2014 performance cycle, as well as the regular three-year LTIP award granted to the other named executive officers which is described in more detail below. See "Target Awards for 2013-2015 LTIP Performance Cycle." The target award opportunity for each of these awards is 90% of his base salary as of January 1, 2013, which was $285,000. The performance measures for the one-year and two-year awards are consistent with the performance measures for the three-year LTIP award and are based on average EPS growth, return on investment and total shareholder return. The payouts, if any, for these awards will be based on the Company’s actual financial performance for each performance period, after excluding costs related to acquisitions and long-term capital investments. The Company's 2013 financial performance, as modified for the 2013 one-year LTIP award, is adjusted in the same manner as the Annual Cash Incentive Awards and can be found on page 27. The following chart compares the Company’s one-year financial performance against the Russell 2000 companies for the same period based on data available as of January 31, 2014. Since only 19% of the Russell 2000 companies had reported through this date, these figures are subject to change prior to the final determination of Mr. Lisle's one-year 2013 award payout, which is scheduled to occur in June 2014.

KAMAN (2013) vs. 1-YEAR RUSSELL 2000 (2013)

	EPS Growth	ROI	TSR
25th Percentile	(17.0)%	1.6%	13.2%
50th Percentile	7.3%	5.3%	35.8%
75th Percentile	26.3%	9.2%	67.4%

Kaman	4.9%	7.3%	9.9%
Russell Percentile	47.5%	62.8%	<25.0%

The Summary Compensation Table does not include any amounts that have been accrued as expenses in relation to the three-year 2011-2013 LTIP performance period or, in the case of Mr. Lisle, the one-year 2013 LTIP performance period. We will report the actual amounts earned and paid to Mr. Keating and our other named executive officers in respect of these awards in a Current Report on Form 8-K, which will be filed with the SEC later this year after the Committee has received sufficient 2013 operating results for Russell 2000 companies and certified the extent to which the Company achieved the performance goals established for the awards. Based on the preliminary data available as of January 31, 2014, discussed above, we have accrued the following amounts in respect of these awards: Mr. Keating - $2,340,000, Mr. Denninger - $708,000 (pro-rated to reflect his retirement effective as of June 30, 2013), Mr. Steiner - $660,000, Mr. Smidler - $544,000, Mr. Galla - $457,000, and Mr. Lisle - $256,000. Since only 19% of the Russell 2000 companies had reported their results as of January 31, 2014, the actual payouts, as finally determined by the Committee, may be more or less than these amounts.

Our Compensation Policies

Set forth below is more detailed information about our executive compensation program as it relates to our named executive officers:

Our Comparison to External Market Practices

The Committee determines the threshold, target and maximum level of base salary, annual cash incentive and long-term incentive targets for our named executive officers using a market report prepared biennially by the Committee’s independent compensation consultant. As described above, the Committee has been advised by our independent compensation consultant that our business segment diversity makes identification of a sensible peer group to benchmark compensation unworkable. Instead, the independent compensation consultant’s market report (the most recent having been prepared in 2013) estimates the 25th percentile, 50th percentile and 75th percentile for base salary, annual cash incentive awards and the annualized cash value of long-term incentives using information for manufacturing companies contained in nationally recognized compensation surveys published by Aon Hewitt and Towers Watson, two large independent consulting firms. Exhibit 1 to this proxy statement identifies these surveys (which are not prepared at the Company’s request), along with the number, type and size of the covered organizations. In all cases, the compensation level for each position was adjusted by the independent compensation consultant to reflect the revenue level of the organization to provide a more accurate view of the market data. This revenue-size adjustment was made utilizing a regression analysis applied to the scope of each position, generally based on revenue responsibility. In order to test the reliability of this information, the independent compensation consultant evaluated the compensation levels of a sample of twenty-two (22) Russell 2000 companies having annual revenues similar to ours, which are also identified in Exhibit 1 to this proxy statement. The Committee reviewed the list of companies used in prior years and, in conjunction with its independent compensation consultant, made certain changes as appropriate. Our independent compensation consultant has advised the Committee that the data from this sample is consistent with the national compensation surveys when adjusted for company revenue size.

The Committee’s policy is that the base salary, annual cash incentive targets, the annualized value of long-term incentives and other benefits (including perquisites and retirement programs) should each, over time, approximate the market median. As of the 2013 comprehensive competitive compensation analysis by our independent compensation consultant, our base salary and target incentive annual cash award opportunities (as a percentage of base salary) for our named executive officers as compared to the median of the competitive market for 2013 were as follows:

	Base Salary		Target Annual Cash Incentive Award %
	Kaman	Market Median	Kaman	Market Median

Neal J. Keating(1)	$900,000	$842,500	105%	100%
Robert D. Starr(1)	$330,000	$414,708	60%	63%
William C. Denninger(2)	N/A	N/A	N/A	N/A
Gregory L. Steiner(3)	$422,300	$412,000	65%	64%
Steven J. Smidler(3)	$355,350	$397,800	65%	60%
Ronald M. Galla(3)	$357,313	$335,600	55%	46%
Shawn G. Lisle(3)	$315,000	$366,600	55%	55%
_______________

(1)	The market median figures for Messrs. Keating and Starr are based upon the surveys and the sample of Russell 2000 companies referenced above.

(2)	Mr. Denninger was not included in the 2013 comprehensive competitive compensation analysis because he had previously announced his intention to retire from the Company effective as of June 30, 2013.

(3)
The market median figures for Messrs. Steiner, Smidler, Galla and Lisle are based solely upon the surveys because these positions are not typically shown separately in the proxy statements of the sample Russell 2000 companies.

Annual cash incentive targets and annualized value of long-term incentives for each named executive officer approximate market medians. The current annual base salaries of Messrs. Keating and Steiner are positioned at or slightly above the market medians for their positions. Mr. Galla's variation from the market median is primarily due to his 28-year length of service with the Company, and Messrs. Starr and Lisle's variation from the market median reflects the fact that both were recently appointed to their positions. Based on the manner in which the Company manages base salaries, it is expected that actual and market salaries will converge over time. Since annual cash incentive targets, the annualized value of long-term incentive targets and retirement income formulas are applied to actual annual base salaries, total compensation levels may similarly differ from market median total compensation levels.

Our policy also results in a significant percentage of total compensation (excluding benefits) being based on performance. Set forth below is the allocation of total direct compensation (excluding benefits) for target performance for each of our named executive officers for 2013.

	Fixed	Performance-Based(1)
Name	Salary (% of Total)	Annual Cash Incentive (% of Total)	Long-Term Incentive(2) (% of Total)	Total Performance Related (% of Total)
Neal J. Keating	21%	22%	57%	79%
Robert D. Starr	47%	27%	26%	53%
William C. Denninger	32%	20%	48%	68%
Gregory L. Steiner	32%	20%	48%	68%
Steven J. Smidler	32%	20%	48%	68%
Ronald M. Galla	41%	22%	37%	59%
Shawn G. Lisle	41%	22%	37%	59%
_______________

(1)	Percentages are based on target performance for the annual cash incentive and the long-term incentive elements of compensation.

(2)
For all executives other than Mr. Starr, long-term incentive compensation consists of LTIP awards. Mr. Starr's 2013 long-term incentive compensation consists of nonqualified stock options and restricted stock awards.

Components of the Executive Compensation Program

The total compensation program for our named executive officers consists of the following elements:

•	Base Salaries;

•	Annual Cash Incentive Awards;

•	Long-Term Incentives; and

•	Retirement and Other Benefits.

While base salaries, long-term incentives, and retirement and other benefits generally are determined in similar ways for each of our named executive officers, different annual cash incentive awards apply to those named executive officers employed at Corporate Headquarters (Messrs. Keating, Starr, Denninger (until his retirement), Galla and Lisle), Aerospace (Mr. Steiner) and Distribution (Mr. Smidler).

Base Salaries. Base salaries are a traditional pay element established initially based upon the individual’s professional experience and knowledge of his or her area of management responsibility. The Committee regularly reviews and adjusts the base salaries of the CEO and the other named executive officers. Its determination regarding the CEO is subject to the Board’s ratification and approval. Adjustments to base salary are determined as follows: An overall salary increase budget guideline is developed, based on market data and the use of nationally recognized surveys of anticipated salary increases published by Meridian, AonHewitt, Towers Watson and World at Work. Within the overall budget guideline, a narrow range of salary adjustment percentages is then established for each salary grade, with slightly higher percentages for individuals who are below the grade midpoint and slightly lower percentages for individuals who are above the grade midpoint. Salary adjustments, if any, are then determined within this narrow range based upon an annual performance rating given to the named executive officer by Mr. Keating and recommended to the Committee. The performance rating determination is primarily based upon the officer’s level of substantive performance in executing each category of responsibilities as described in his or her position description.

The Committee’s recommendation to the Board regarding the CEO’s base salary adjustment is made after consultation with the Corporate Governance Committee concerning its assessment of the CEO’s performance for the year and the Committee's own assessment. The Corporate Governance Committee solicits input from all independent directors in connection with the CEO performance assessment.

Amounts paid to the named executive officers in respect of their 2013 base salaries are shown in the Summary Compensation Table that follows this Compensation Discussion and Analysis. At the request of the CEO, the Committee has elected to defer any 2014 salary increases for the named executive officers until at least July 1, 2014 due to uncertain business conditions.

Annual Cash Incentive Awards. Our annual cash incentive award plans are designed to reward employees for financial and operational performance that drives shareholder value and focus our organization on meeting or exceeding designated individual goals. The plans provide employees, including our named executive officers, with the opportunity to earn cash awards based on the degree to which the Company achieves pre-determined performance measures for the year. Amounts paid to our named executive officers under our annual cash incentive plans are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

The elements used to determine awards include:

•	an award opportunity (expressed as a percentage of base salary);

•	performance measures (such as growth in earnings per share);

•	a weighting for each performance measure toward the executive’s total award; and

•	a performance goal for each performance measure (such as a particular earnings per share target).

Individual Award Opportunities. The Committee establishes the target annual cash incentive award opportunity for each named executive officer using the independent compensation consultant’s market report and advice. Positioning award targets at the market median reinforces the Committee’s strategy that annual cash incentive payments should exceed target levels only when financial performance exceeds the Company’s targeted objectives. The 2013 target performance award opportunity for each named executive officer was as follows:

Named Executive Officer	2013 Target Award Opportunity Expressed as % of Actual Base Salary
Neal J. Keating	105%
Robert D. Starr	60%
William C. Denninger	65%
Gregory L. Steiner	65%
Steven J. Smidler	65%
Ronald M. Galla	55%
Shawn G. Lisle	55%

Corporate Named Executive Officers. The 2013 annual cash incentive awards for Messrs. Keating, Starr, Denninger, Galla and Lisle were determined solely by comparing the Company’s degree of achievement with respect to the following performance factors, as compared against the benchmark indicated:

Performance Measure	Benchmark	Weighting
Actual return on investment	Russell 2000 index for 2008 - 2012	33%
Growth in earnings per share (fully diluted)	Russell 2000 index for 2008 - 2012	33%
Actual earnings per share (fully diluted)	2013 business plan performance goal	34%

We use the five-year period for the Russell 2000 index primarily because many of the Company’s military and commercial aerospace programs are longer-term in nature, the time period between sales efforts and actual revenues can be very long, and revenues are often not evenly spread from year to year. Further, because the Russell 2000 index includes companies in a variety of industries that may experience different business cycles, the Committee determined that averaging performance of these companies over a period of time provides a better comparison than just one year. During 2013, the Committee re-evaluated the continued appropriateness of the five-year time-frame and concluded that it continued to be appropriate for the reasons stated above. We cannot include the last completed fiscal year in the analysis because sufficient data for the Russell 2000 index is not available until approximately the June 2014 time frame. We use these performance measures because they are the metrics used by management and the Board to evaluate the Company’s performance.

Company performance in the bottom quartile of the Russell 2000 earns no cash incentive award payment for the performance goal; performance at the median results in a cash incentive award at 100% of target for the performance goal; and performance in the top quartile, or above, results in a maximum cash incentive award payment at 200% of the target for the performance goal. Interpolation is used to determine payments for financial performance between the 25th percentile up to the median, and above the median up to the 75th percentile. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually.

The Company’s annual business plan is developed jointly by business segment and corporate senior management, incorporating revenue, earnings and cash flow generation goals that take into account global economic circumstances, market conditions, and existing or targeted business opportunities. The business plan is reviewed and approved by both the Finance

Committee and the Board. If the Company’s modified earnings per share meets at least 70% of the business plan projection, a target award for this factor is earned. To the extent that actual earnings per share exceed the business plan projection, a greater award is earned, up to a maximum of 200% of target.

For 2013, the Committee based annual incentive awards on the Company's modified financial performance for 2013 (actual results modified as per original award opportunity to exclude the impact of costs relating to acquisitions). The following tables show the relationship between the Company's 2013 modified financial performance and each performance factor described above, the degree to which each performance factor was attained, the Russell 2000 index comparison for the 25th percentile, median and 75th percentiles, and the resulting corporate performance factor. As set forth below, the Company’s 2013 modified return on investment and growth in adjusted earnings per share results compared favorably to the Russell 2000, and modified earnings per share was 92.2% of the business plan projection, resulting in an overall corporate performance factor of 128.6%.

BENCHMARK 5 YEAR RUSSELL 2000 PERFORMANCE:  2008 - 2012

	25th Percentile	Median	75th Percentile
Compounded EPS Growth	(8.4)%	2.9%	14.0%
Average Return on Investment	(3.9)%	2.8%	8.1%

COMPANY PERFORMANCE VS. PLAN

Earnings per Share (fully diluted)
2012 Actual	2013 Plan	2013 Actual	2013 Modified*
$2.03	$2.31	$2.10	$2.13

ANNUAL INCENTIVE AWARD CALCULATIONS

	2013 Modified Results*	Median Return For Prior 5-Year Period - Russell 2000	Percentage Of Factor Earned	Weighting Factor	% Of Target Award**
Return on Investment	7.3%	2.8%	184.9%	33%	61.0%
Growth In Earning per share	4.9%	2.9%	118.0%	33%	38.9%
Actual versus projected Earnings per share performance	92.2%	N/A	84.4%	34%	28.7%
Corporate Performance Factor					128.6%
_______________

*	The 2013 Modified Results shown in each of the preceding tables are based on the following reconciled diluted earnings per share and invested capital amounts:

Reconciliation of Diluted Earnings Per Share and Invested Capital

Modified Earnings:	In Millions	Diluted EPS
Reported Earnings	$57.1	$2.10
Acquisition Costs, net of tax	$0.7	$0.03
Net Adjustments to Earnings	$0.7	$0.03
Modified Earnings	$57.8	$2.13

Modified Invested Capital:
Reported Shareholders' Equity	$511.3
Total Reported Debt	$275.2
Total Reported Invested Capital	$786.5
Acquisition Costs, net of tax	$0.7
Modified Invested Capital	$787.2

**	This column represents the product of the Percentage of Factor Earned figures multiplied by the Weighting Factor.

The following are the total annual cash incentive awards earned for calendar year 2013 for each of the Corporate named executive officers:

Named Executive Officer	2013 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Neal J. Keating	$1,181,513	135%
Robert D. Starr	$226,336	77.6%
William C. Denninger(1)	$211,065	83.6%
Ronald M. Galla	$251,186	70.7%
Shawn G. Lisle	$212,190	70.7%
_______________
(1)    Pro-rated for performance through June 30, 2013, the date on which Mr. Denninger retired from the Company.

Aerospace Segment Named Executive Officers. The 2013 annual cash incentive award for Mr. Steiner, President of our Aerospace segment, was calculated based 25% on corporate performance and 75% on predetermined financial goals for this business segment as recommended by the CEO and adopted by the Committee, which excludes the impact of the segment's investment in the India joint venture. The financial performance goals and their weighting for this business segment were:

Financial Performance Goal	Weighting
Actual average return on investment vs. target	20%
Growth in segment sales from prior year	30%
Growth in segment operating profit from prior year	40%
Segment controllable cash flow vs. Plan	10%

Target return on investment performance is the average return on investment for the three previous calendar years (i.e., the average of 2010, 2011, and 2012 for the 2013 performance year). The segment controllable cash flow represents cash flow that is controlled by the segment and does not include the effect of income taxes. Therefore, the starting point is operating income, rather than net earnings, and ignores the impact of income tax expense and changes in income tax assets and liabilities.

Following is a conversion chart demonstrating how the total number of points is converted into a percentage of the target award:

CONVERSION CHART EXAMPLE
Total Points Earned	Percent of Target Award Earned
Below 50	0%
50	20%
60	30%
70	45%
80	60%
90	80%
100	100%
116	120%
132	140%
148	160%
164	180%
180 & Above	200%

Interpolation is used to determine payments if the number of points falls between two stated levels of total points set forth in the table.

The table below illustrates the performance parameters and calculation method used to determine Mr. Steiner's 2013 annual cash incentive payment. Mr. Steiner earned 80.1 points based on actual 2013 business segment results as measured against the described financial goals. Given the weightings described above, 2013 financial performance by the Aerospace segment resulted in a correlating performance factor of 60.2% out of a maximum of 200%.

Segment Sales			Segment Operating Income			Segment Controllable Cash Flow
(in millions)			(in millions)			(in millions)
2012	2013	% Growth	2012	2013	% Growth	2013 Plan	2013 Actual	% Achieved
$ 580.8	$ 614.0	5.7%	$ 89.1	$ 102.6	15.1%	$ 102.4	$ 78.0	76.2%

	Target	Performance %	Points Earned	Target Range
Actual vs Target ROI* (3-Year Avg.)	19.6%	110.2%	19.3	50%	=	0	112.5%	=	20	130.0%	=	40

Growth in Operating Income	15.0%	15.1%	40.8	2.5%	=	0	15.0%	=	40	20.0%	=	80

Growth in Segment Sales	9.0%	5.7%	14.8	2.5%	=	0	9.0%	=	30	15.0%	=	60

Controllable Cash Flow vs Plan	100.0%	76.2%	5.2	50%	=	0	100.0%	=	10	120.0%	=	20

			80.1						100			200

*	2013 target and actual average ROI is calculated based on operating income and average investment, modified to exclude certain long-term investments made in 2013. 2013 actual average ROI was 21.6%.

Since 25% of Mr. Steiner's annual cash incentive award is based on Corporate's performance, Mr. Steiner's annual cash incentive award factor is 77.4%. Set forth below is the total annual cash incentive award earned for calendar year 2013 for Mr. Steiner:

Named Executive Officer	2013 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Gregory L. Steiner	$209,365	50.3%

Distribution Segment Named Executive Officers.The 2013 annual cash incentive award for Mr. Smidler, President of our Distribution segment, was calculated based 25% on corporate performance and 75% on predetermined financial goals for this business segment as recommended by the CEO and adopted by the Committee, which excludes certain long-term capital investments. The financial performance goals and their weighting for this business segment were:

Financial Performance Goal	Weighting
Actual average return on investment vs. target	30%
Growth in segment sales from prior year	20%
Growth in segment operating profit from prior year	40%
Segment controllable cash flow vs. Plan	10%

Target return on investment performance is the average return on investment for the three previous calendar years (i.e., the average of 2010, 2011, and 2012 for the 2013 performance year). The segment controllable cash flow represents cash flow that is controlled by the segment and does not include the effect of income taxes. Therefore, the starting point is operating income, rather than net earnings, and ignores the impact of income tax expense and changes in income tax assets and liabilities.

The total number of points is then converted into a percentage of the target award, using the conversion chart set forth on the preceding page.

The following table illustrates the performance parameters and calculation method used to determine Mr. Smidler's 2013 annual cash incentive payment. Mr. Smidler earned 0% of his target award based on actual 2013 business segment results as measured against predetermined financial goals.

Segment Sales			Segment Operating Income			Segment Controllable Cash Flow
(in millions)			(in millions)			(in millions)
2012	2013	% Growth	2012	2013	% Growth	2013 Plan	2013 Actual	% Achieved
$1,012.1	$1,067.9	5.5%	$50.5	$43.3	(14.3)%	$40.5	$27.7	68.5%

	Target	Performance %	Points Earned	Target Range
Actual vs Target ROI (3-Year Avg.)*	18.1%	69.1%	11.5	50%	=	0	100%	=	30	125%	=	60

Growth in Operating Income	15%	(14.3)%	0	2.5%	=	0	15%	=	40	25%	=	80

Growth in Segment Sales	10%	5.5%	8.0	2.5%	=	0	10%	=	20	15%	=	40

Controllable Cash Flow vs Plan	100%	68.5%	3.7	50%	=	0	100%	=	10	115%	=	20

			23.2						100			200

*
2013 target and actual average ROI is calculated based on operating income and average investment from continuing operations and excludes the Distribution segment's Canadian operations, which were disposed in 2012. 2013 actual average ROI of 12.5% was modified to exclude certain long-term investments made in 2013.

Since 25% of Mr. Smidler's annual cash incentive award is based on Corporate's performance, Mr. Smidler's annual cash incentive award factor is 32.2%. Set forth below is the total annual cash incentive award earned for calendar year 2013 for Mr. Smidler:

Named Executive Officer	2013 Cash Incentive Award	Incentive Award Expressed as a Percentage of Base Salary
Steven J. Smidler	$73,292	20.9%

Long-Term Incentives. The Committee uses cash-based awards under the long-term incentive features of the Company's stock incentive plans (“LTIP awards”) in order to focus executive officers on long-term performance. LTIP awards are based on the Company’s actual performance during a three-year performance period with respect to performance measures established at the beginning of the performance period. The payment amount for completed performance periods is determined by a comparison of the Company’s financial performance for the three-year period with performance of the Russell 2000 Index for the same period. Payments attributable to completed performance periods are made in cash unless a participant has not yet achieved his or her required stock ownership level under the Company’s stock ownership guidelines, in which case, up to one-third of the earned award may be paid in the form of Company stock. These awards are intended to qualify as performance-based compensation in accordance with the requirements of Internal Revenue Code Section 162(m). The Committee retains the discretion to eliminate or decrease the amount payable to a participant with respect to any award.

Prior to 2011, the Company's practice had been to include new executive officer participants in the three-year LTIP award performance cycle that followed their hire date. This practice was followed with respect to Messrs. Keating, Denninger and Steiner, and resulted in no LTIP payment for at least three years after first becoming a participant. In the interim, new executives received stock options and restricted stock grants instead of LTIP awards. In February 2011, the Committee determined that, as a better means of relating a new executive's incentive compensation to the Company's performance against the Russell 2000 companies, it would utilize LTIP awards with one- and two-year performance cycles in addition to the traditional three-year performance cycle. These LTIP awards would correspondingly use one, two and three-year Russell 2000 index performance periods to determine the LTIP payment, and would be of similar value to the stock options and restricted stock awards previously granted to new executive officers.

In 2013, the Committee granted LTIP awards for the 2013-2015 performance period to Messrs. Keating, Denninger, Steiner, Smidler, Galla and Lisle. Because Mr. Lisle first became eligible to receive LTIP awards during 2013, the Committee also granted him a one-year LTIP award for the 2013 performance period and a two-year LTIP award for the 2013-2014 performance period. When approving these awards, the Committee determined that the award criteria would be based on the Company's actual financial performance for the performance period after excluding costs relating to acquisitions and certain long-term capital investments and after making certain other adjustments approved by the Committee. The award opportunities for the named executive officers for the 2013-2015 LTIP performance period are as follows:

TARGET AWARDS FOR 2013-2015 LTIP PERFORMANCE CYCYLE
Named Executive Officer	2013 Base Salary(1)	Target Award Opportunity as a % of Base Salary	Target Award(2)
Neal J. Keating	$850,000	275%	$2,337,500
Robert D. Starr (3)	—	—	—
William C. Denninger (4)	$505,000	150%	$757,500
Gregory L. Steiner	$410,000	150%	$615,000
Steven J. Smidler	$345,000	150%	$517,500
Ronald M. Galla	$348,598	90%	$313,738
Shawn G. Lisle(5)	$285,000	90%	$256,500
________________
(1)    Reflects base salary as of the date of grant.
(2)    Reflects estimated value of LTIP awards at 100% of target.
(3)    Mr. Starr did not receive an LTIP award for the 2013-2015 performance cycle.
(4)    Mr. Denninger's actual LTIP award payout will be prorated to reflect his retirement effective as of June 30, 2013.

(5)
The target award opportunities for Mr. Lisle's one-year LTIP award for the 2013 performance cycle and two-year LTIP award for the 2013-2014 performance cycle were also valued at 90% of his base salary.

The Committee used the following performance measures and weightings for the LTIP awards set forth above, based on its determination of their importance as indicators of the Company’s long-term success:

Performance Factor	Weighting
Three-year average return on investment	40%
Average annual compounded growth in earnings per share	40%
Three-year total return to shareholders	20%

The Committee chooses the Russell 2000 Index companies for long-term financial performance comparison for much the same reason that it does for annual cash incentive awards - the Committee believes that these are the type of companies against which an investor would likely compare the Company’s performance in considering investment decisions. This performance measurement methodology remains constant through the years although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually. As part of its review of the compensation programs in 2013, the Committee reviewed the weighting of these performance factors and determined that the relative weightings for future grants would be as follows:

Performance Factor	Weighting
Three-year average return on investment	33%
Average annual compounded growth in earnings per share	33%
Three-year total return to shareholders	34%

The financial measures and target performance factors used in the estimated calculation for the 2011 - 2013 performance period are as follows:

Three-year average return on investment. Our three-year average return on total investment is 8.1%, which represents the average for the three-year performance period 2011 - 2013 shown in the following table. The Company defines total investment (capitalization) as total shareholders' equity plus total long-term bank debt (including current portion). Return on investment is net earnings divided by total investment as follows:

	(In Millions)
	2013	2012	2011
Net Earnings	$57.1	$55.0	$51.1
Total Equity	$511.3	$420.2	$373.1
Total Debt	$275.2	$259.6	$205.2
Total Capitalization	$786.5	$679.8	$578.3
Return on investment	7.3%	8.1%	8.8%

Average Annual Compounded Growth in Earnings per Share. Our average annual compounded growth in diluted earnings per share represents the average diluted earnings per share growth rate over the three-year performance period, which is calculated as follows:

	2008	2009	2010	3 Year Average	2011	2012	2013	3 Year Average
EPS	$1.49	$0.97	$1.36	$1.27	$1.93	$2.07	$2.10	$2.03

Average Compounded Annual Growth = ($2.03 ÷ $1.27)1/3 - 1 = 16.9%.

Three-Year Total Return to Shareholders. Return to shareholders combines share price appreciation and dividends reinvested. The total return to shareholders is based on a computation that is obtained from Standard & Poor’s Compustat, an independent research service. The Company’s total return to shareholders for the performance period from 2011 - 2013 was 44.3%.

Financial performance below the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum award payment at 200% of the target. Interpolation is used to determine payments for financial performance within these quartiles. The methodology for determining the financial targets remains the same year to year, although the actual targets vary for each performance period based on the three-year performance of the Russell 2000 companies. (By contrast, annual cash incentive awards are calculated using the Russell 2000 index for the five-year period preceding, but not including, the performance year.) LTIP grants made for the performance period January 1, 2013 through December 31, 2015 are shown in the “Grant of Plan-Based Awards in 2013 Fiscal Year” table on page 38.

The financial measures and target performance factors used to calculate Mr. Lisle's one-year 2013 LTIP award are the same performance measures and weightings used for the three-year 2013-2015 awards discussed above, except that, in granting the one-year 2013 LTIP award, the Committee approved the use of modified financial performance factors excluding the impact of costs relating to acquisitions and certain long-term capital investments. For this award, the growth in earnings per share is 4.9% based on the modified earnings per share of $2.13 with a return on investment of 7.3% and a total shareholder return of 9.9%. The modified earnings per share is based on the same adjustments used to calculate the 2013 Annual Cash Incentive Award for the Corporate named executive officers, which is discussed on page 27.
Payments earned, if any, are generally made in June of the year following the end of the performance period. This payment date gives the Committee time to collect and analyze more complete performance results of the Russell 2000 companies for the performance period. As explained above, amounts earned for the performance period January 1, 2011 - December 31, 2013 are not yet determinable and are not reflected in the Summary Compensation Table. The Company will disclose actual payments for the performance period when they are made by filing a Current Report on Form 8-K.

Retirement Benefits. The Company sponsors a tax-qualified defined contribution plan (the "401(k) plan"), in which our named executive officers are eligible to participate. Participants generally may elect to contribute from 1% to 50% of their eligible compensation to the 401(k) plan in the form of pre-tax, after-tax or Roth contributions subject to certain limitations imposed by federal law. The Company generally makes employer-matching contributions on a participant's pre-tax and Roth contributions in the amount of $1.00 for each $1.00 that a participant contributes, up to 5% of compensation subject to applicable limits imposed by federal tax law. Participants in the 401(k) plan are always vested in their own contributions. Employer-matching contributions vest when a participant acquires three years of service with the Company.

Our named executive officers are also eligible to participate in our non-qualified Deferred Compensation Plan, which permits pre-tax deferrals of up to 50% of a participant's base salary and up to 100% of his or her annual cash incentive award. The Company makes matching contributions on deferrals in the amount of 25% of a participant's deferrals for the plan year, up to a maximum of 2.5% of base salary plus the annual cash incentive award less the maximum allowable match under the 401(k) plan. In addition, the Company makes supplemental deferred compensation contributions to eligible participants equal to 10% of the amount by which a participant's compensation exceeds the maximum allowable compensation limit for purposes of a tax-qualified plan, which for 2013 was $250,000. The supplemental deferred compensation earned by our named executive officers in 2013 is included in the "All Other Compensation" section of the Summary Compensation Table on page 36. Participant accounts under the Deferred Compensation Plan are credited with interest at a rate equal to 120% of the applicable federal long-term rate in effect for the month of October prior to the beginning of the applicable plan year. A participant must be actively employed on the crediting date (i.e., January 1 following the applicable plan year) to receive matching and supplemental deferred compensation contributions. Deferrals and all Company contributions and earnings are 100% vested. For more information about the Deferred Compensation Plan, please refer to “Non-Qualified Deferred Compensation Plan” following the Non-Qualified Deferred Compensation Plan Table, below at page 42.

Finally, some of our named executive officers have accrued benefits under a Supplemental Employee's Retirement Plan (SERP), which is now closed to new participants. The SERP generally provides benefits that the Company was unable to provide under a tax qualified defined benefit pension plan due to federal tax law limits. See the discussion under the heading "Pension Benefits" beginning on page 41 for more information about the SERP.

Other Benefits. The Company provides relatively few perquisites for our named executive officers, consisting primarily of a vehicle allowance, an annual physical examination and executive life insurance. The Summary Compensation Table provides information regarding the incremental cost of perquisites for the named executive officers for 2013.

Employment Agreements and Change in Control Arrangements

The Company currently has employment agreements with Messrs. Keating, Steiner, Smidler and Galla and change in control agreements with each of our named executive officers, except for Mr. Denninger whose change in control agreement terminated upon the effective date of his retirement. Mr. Denninger also had an employment agreement until he retired from the Company. The terms and conditions of the agreements are described beginning on page 43.
The Committee has entered into employment agreements with certain named executive officers in order to encourage valuable and talented executives to remain with the Company, discourage competitors from attempting to hire those executives, and protect the Company in the event that an executive departs by strictly prohibiting the disclosure of confidential information, limiting the executive’s ability to compete with the Company after employment termination, requiring the signing of a release agreement before the payment of severance benefits and imposing reasonable post-employment cooperation obligations. The Committee believes that the change in control agreements serve the interests of our Company and its shareholders by ensuring that, if a hostile or friendly change of control is ever under consideration, our executives will be able to advise our Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations.
The employment agreements and change in control agreements with Mr. Keating (and with Mr. Denninger until he retired from the Company) provide the Company with a right to “claw back” compensation paid or received, or to be paid or received, by these officers relating to Incentive Compensation (as defined in the agreements) awards made on or after January 1, 2010, with respect to fiscal periods beginning with 2010 where there is a Mandatory Restatement (as defined in the agreements) of the Company’s financial statements for fiscal 2010 or any year thereafter that arises directly from the fraudulent or knowing, intentional misconduct of the officer. The Committee intends to establish a claw-back policy for all executive officers after the SEC issues final rules and the New York Stock Exchange issues listing conditions for the recovery of incentive compensation as required under the Dodd-Frank Act.

Stock Ownership Guidelines for Directors and Executive Officers

Since 2006, the Board has maintained stock ownership guidelines for both non-employee Directors and corporate management. The Board believes that Directors and senior management should have a significant equity position in the Company and that these guidelines further the Board’s interest in encouraging a longer-term focus in managing the Company.

Under the guidelines, non-employee Directors are required to have an ownership multiple of three times their current annual cash retainer. For 2013, the stock ownership requirement was $180,000, based on an annual cash retainer of $60,000. Directors who do not meet the ownership guidelines must hold shares received pursuant to their annual equity grants (net of any shares used to satisfy income tax withholding requirements) for a period of three years or until the guidelines are met, whichever is earlier.

The stock ownership guidelines for senior management require all covered executives to retain shares having a value equal to one-third of the net after-tax value of any equity award granted under the Company's equity-based compensation plans, until they achieve and continue to maintain the following stock ownership levels:

President and CEO	3 times salary
Participants in the LTIP	2 times salary
All Other Corporate Officers	1 times salary

The Committee reviews the stock ownership levels of executives subject to these guidelines on a quarterly basis, and the Corporate Governance Committee reviews the stock ownership levels of all non-employee Directors. In determining whether the guidelines have been achieved at any particular point, exercisable stock options are not included and the price of the Company’s stock is the higher of (i) the then-current market value determined by the closing price on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13. The closing price of the stock on December 31, 2013, was $39.73 and was used for the final determination of compliance for 2013.

As of December 31, 2013, each named executive officer other than Messrs. Starr and Lisle, and each non-employee Director other than Mr. Kuechle, had achieved their targeted stock ownership amounts. Messrs. Starr and Lisle are new to their respective positions, and the Committee has determined that they are progressing satisfactorily toward their respective guidelines. Mr. Kuechle was first elected to the Board during 2013, and he too is progressing satisfactorily toward his applicable ownership guideline. For more information about the stock holdings of our Directors and named executive officers, please see "Stock Ownership of Directors and Executive Officers" on page 16 above.

Risk Assessment of Compensation Policies and Practices
During 2013, management, including the Company’s Internal Audit Department, reviewed existing incentive compensation programs in which executives who are not named executive officers participate in order to confirm that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Incentive compensation programs exist at our corporate headquarters and at both the Aerospace and Distribution segments and no particular business carries a significant portion of the Company’s overall risk profile. Stock incentive awards are also available under the Company’s incentive compensation plans for executives recommended by senior management at each business segment and at our corporate headquarters. These awards are determined based upon parameters developed by the Personnel & Compensation Committee’s independent compensation consultant and all awards are reviewed and approved by the Personnel & Compensation Committee. The cash incentive compensation program for corporate executives is subject to performance parameters and dollar limitations with supervisor recommendations reviewed and approved by the Senior Vice President - Human Resources and Chief Human Resources Officer and the Chief Executive Officer. Cash incentive programs at the Aerospace segment tend to be discretionary in nature with review and approval of all recommendations by the division senior management as well as the Aerospace segment President. Cash incentive programs at the Distribution segment tend to be based upon degree of attainment of specific financial performance goals which, overall, are developed on a basis consistent with the segment’s longer-term financial goals. These programs are subject to review by the segment’s chief human resources officer and the segment President. On the basis of this review, management has concluded that the Company’s existing incentive programs applicable to non-named executive officers do not create risks that are reasonably likely to have a material adverse effect on the Company.
Short Sales, Hedging and Pledging
The Company’s Insider Trading Policy expressly prohibits Directors, executive officers and other designated employees from engaging in short-term or speculative transactions in Company securities, including, among others, (i) short sales of Company securities; (ii) publicly traded options, puts, calls or other similar derivative securities; (iii) hedging or similar monetization transactions, such as zero-cost collars and forward sale contracts; and (iv) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to the Company’s CEO and the three other most highly compensated executive officers (excluding the Chief Financial Officer). However, “performance-based compensation” that meets certain requirements under Section 162(m) is exempt from this deduction limitation. The Committee generally intends that short and long-term cash incentive awards qualify for this exemption, but, in particular instances, the Committee may authorize compensation that may not be deductible due to this limitation, such as time-based restricted stock awards and bonuses for individual performance based on subjective determination of performance. Shareholders approved the 2013 Management Incentive Plan on April 17, 2013, thereby allowing the Committee to continue to provide incentive compensation that will qualify for favorable tax treatment.

Context of This Discussion
To the extent that the foregoing discussion contained future individual or Company performance targets and goals, they were disclosed solely to facilitate a better understanding of the Company’s executive compensation program. Such performance targets and goals should not be deemed to be statements of management's expectations or estimates of results or other guidance. We strongly encourage investors not to apply these statements in other contexts.
Personnel & Compensation Committee Report
The Personnel & Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and concurs with its contents. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated in its annual report to the SEC on Form 10-K for the year ended December 31, 2013.

Personnel & Compensation Committee:

Richard J. Swift, Chair
Brian E. Barents
E. Reeves Callaway III
A. William Higgins

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes, except to the extent that the Company specifically incorporates the report by reference therein.

SUMMARY COMPENSATION TABLE

The table, footnotes and narrative below describe the aggregate compensation earned by each of our named executive officers for our 2011, 2012 and 2013 fiscal years. For information on the role of each component of our executive compensation program, please see the description under “Compensation Discussion and Analysis” beginning on page 18.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Neal J. Keating Chairman, President & Chief Executive Officer	2013	$875,000	—	—	—	$1,181,513	$51,474	$251,862	$2,359,849
	2012	$850,000	—	—	—	$3,346,926	$356,445	$258,460	$4,811,831
	2011	$800,000	—	—	—	$2,716,160	$328,638	$49,616	$3,894,414
Robert D. Starr Senior Vice President and Chief Financial Officer(6)	2013	$291,611	—	$63,994	$63,742	$226,336	$432	$42,599	$688,714
	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
William C. Denninger Former Executive Vice President and Chief Financial Officer	2013	$252,500	—	—	—	$211,065	$32,389	$29,854	$525,808
	2012	$505,000	—	—	—	$1,258,540	$144,767	$117,146	$2,025,453
	2011	$492,540	—	$615,524	—	$1,025,681	$146,895	$44,026	$2,324,666
Gregory L. Steiner Executive VP, Kaman Corporation, and President, Kaman Aerospace Group	2013	$416,150	—	—	—	$209,365	$48,932	$87,780	$762,227
	2012	$410,000	—	—	—	$987,246	$142,939	$94,089	$1,634,274
	2011	$382,875	—	$478,553	—	$832,439	$89,694	$59,275	$1,842,836
Steven J. Smidler Executive VP, Kaman Corporation and President, Kaman Industrial Technologies	2013	$350,175	—	—	—	$73,292	—	$89,867	$513,334
	2012	$345,000	—	—	—	$1,045,356	—	$82,168	$1,472,524
	2011	$330,000	—	$190,968	$190,672	$932,910	—	$69,185	$1,713,735
Ronald M. Galla Senior Vice President and Chief Information Officer	2013	$355,134	—	—	—	$251,186	—	$77,980	$684,300
	2012	$348,598	—	—	—	$698,533	$641,375	$79,142	$1,767,648
	2011	$338,445	—	—	—	$619,241	$578,115	$66,330	$1,602,131
Shawn G. Lisle Senior Vice President and General Counsel(7)	2013	$300,000	—	$51,449	$51,143	$212,190	—	$68,728	$683,510
	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
_______________

(1)
Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted stock granted to our named executive officers with respect to the 2013, 2012 and 2011 fiscal years in accordance with Accounting Standards Codification (ASC) 718. For a discussion of valuation assumptions, see Note 19 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. All restricted stock awards shown in the table were granted to the named executive officers prior to their eligibility for an LTIP award opportunity.

(2)
Amounts shown in the Option Awards column reflect the aggregate grant date fair value of stock options granted to our named executive officers with respect to the 2013, 2012 and 2011 fiscal years in accordance with ASC 718. For a discussion of valuation assumptions, see Note 19 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. All stock options shown in the table were granted to the named executive officers prior to their eligibility for an LTIP award opportunity.

(3)
Amounts for 2013 represent annual cash incentive awards earned by the named executive officers under our annual cash incentive plans, which are discussed in the Compensation Discussion and Analysis section beginning on page 18 but do not not reflect amounts that cannot yet be determined but which may become due under outstanding LTIP awards for the 2011–2013 Performance Cycle for Messrs. Keating, Denninger, Steiner, Smidler and Galla and the 2013 Performance Cycle for Mr. Lisle. 2012 Amounts have been adjusted to reflect the LTIP payouts approved in June 2013 in respect of LTIP awards for the 2010–2012 Performance Cycle for Messrs. Keating, Denninger, Steiner and Galla and the 2011-2012 Performance Cycle for Mr. Smidler. Our LTIP award program is discussed in more detail on page 30 of the Compensation Discussion and Analysis.

(4)
Represents the total change in the present value of accrued benefits under our pension plan and SERP, if applicable, from year to year. Pension plan and SERP benefits are discussed in more detail starting on page 41.

(5)
The amounts included in this column consist of the following: Participation in our life insurance program for senior executives, employer matching contributions under our 401(k) Plan, supplemental employer contributions earned under our Deferred Compensation Plan, and perquisites consisting of payments for annual physical examinations, a vehicle allowance and personal use of the corporate aircraft. The 2013 figures include supplemental deferred compensation earned for Messrs. Keating, Denninger, Starr, Steiner, Smidler, Galla and Lisle of $200,040, $0, $11,289, $44,977, $48,641, 38,930 and $17,313, respectively. The 2013 figures also include a vehicle allowance of $33,420 for Mr. Keating, $13,230 for Mr. Denninger, $17,433 for Mr. Starr, $26,460 for Messrs. Steiner and Smidler, and $20,448 for Messrs. Galla and Lisle; and $12,750 to each named executive officer for the Company 401(k) match. Amounts for Mr. Lisle also include relocation expenses of $17,052. Infrequently, spouses and guests of named executive officers ride along on the Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use involves minimal cost to the Company. Where required by law, income was imputed to the named executive officer for income tax purposes for the items described in this footnote and all such amounts are included in the table.

(6)	Appointed Senior Vice President and Chief Financial Officer effective July 1, 2013. Compensation information for 2012 and 2011 has been omitted pursuant to applicable SEC rules and regulations.

(7)	Appointed Senior Vice President and General Counsel effective December 1, 2012. Compensation information for 2012 and 2011 has been omitted pursuant to applicable SEC rules and regulations.

Employment Agreements and Change in Control Agreements

We currently have employment agreements with Messrs. Keating, Steiner, Smidler and Galla. Mr. Denninger had an employment agreement until he retired from the Company on June 30, 2013. Messrs. Starr and Lisle currently do not have employment agreements.
We currently have change in control agreements with each of our named executive officers, except for Mr. Denninger whose change in control agreement terminated upon the effective date of his retirement.
The terms of the employment agreements generally extend until January 1, 2015, subject to annual renewal thereafter, at the discretion of the Board, except for Mr. Smidler's employment agreement which expires September 1, 2014. The elements of compensation and benefits that are reflected in the Summary Compensation Table were provided according to the terms of the employment agreements and the compensation and benefit plans in place during 2013; however, the Company reserves the right to change the terms and conditions of its compensation and benefit plans. These agreements further provide for participation in our employee benefit programs generally applicable to our senior executives, except that Messrs. Keating and Steiner are entitled to continued premium payments for their lifetime under our Senior Executive Life Insurance Program under certain circumstances. The estimated post-termination compensation payable to our named executive officers under these agreements is described in detail under the caption “Post-Termination Payments and Benefits” beginning at page 42.

Grants of Plan-Based Awards in 2013 Fiscal Year

Except for Mr. Keating, the following grants were made during the 2013 fiscal year to our named executive officers pursuant to the Company’s Cash Bonus Plan and 2003 Stock Incentive Plan. Mr. Keating's grants were made under the 2013 Management Incentive Plan. There are no estimated future payouts under equity incentive plans.

GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Neal J. Keating	1/1/2013 (1)	—	$918,750	$1,837,500	—	—	—	—
	1/1/2013 (2)	—	$2,337,500	$4,675,000	—	—	—	—

Robert D. Starr	1/1/2013 (1)	—	$176,000	$352,000	—	—	—	—
	2/18/2013 (3)	—	—	—	1,760	—	—	$36.29
	2/18/2013(4)	—	—	—	—	5,135	$36.29	—

William C. Denninger(7)	1/1/2013 (1)	—	$164,125	$328,250	—	—	—	—
	1/1/2013 (2)	—	$378,750	$757,500	—	—	—	—

Gregory L. Steiner	1/1/2013 (1)	—	$270,498	$540,995	—	—	—	—
	1/1/2013 (2)	—	$615,000	$1,230,000	—	—	—	—

Steven J. Smidler	1/1/2013 (1)	—	$227,614	$455,228	—	—	—	—
	1/1/2013 (2)	—	$517,500	$1,035,000	—	—	—	—

Ronald M. Galla	1/1/2013 (1)	—	$195,324	$390,647	—	—	—	—
	1/1/2013 (2)	—	$313,738	$627,476	—	—	—	—

Shawn G. Lisle	1/1/2013 (1)	—	$165,000	$330,000	—	—	—	—
	1/1/2013 (2)	—	$256,500	$513,000	—	—	—	—
	2/18/2013 (3)	—	—	—	1,415	—	—	$36.29
	2/18/2013 (4)	—	—	—	—	4,120	$36.29	—
	1/1/2013 (5)	—	$256,500	$513,000	—	—	—	—
	1/1/2013 (6)	—	$256,500	$513,000	—	—	—	—
_______________

(1)
Represents annual Cash Bonus Plan participation for the 2013 fiscal year. Actual determination of the award amount, and its payment, was made in February 2014. Please see the Annual Cash Incentives section of the Compensation Discussion and Analysis at page 21.

(2)
Represents a long-term incentive award grant under the LTIP feature of the 2003 Stock Incentive Plan for Messrs. Denninger, Steiner, Smidler, Galla and Lisle and the 2013 Management Incentive Plan for Mr. Keating for the three-year performance period 1/1/13 – 12/31/15. Please see the Long-Term Incentives section of the Compensation Discussion and Analysis at page 22.

(3)
Represents a restricted stock award under the 2003 Stock Incentive Plan, for which restrictions lapse at a rate of 20% per year, beginning March 1 of the year following the grant date. Dividends are paid on the stock at the same rate that is paid to other shareholders. The stock is counted toward the named executive officers' compliance with stock ownership guidelines.

(4)
Represents a stock option award under the 2003 Stock Incentive Plan, for which restrictions lapse at a rate of 20% per year, beginning March 1 of the year following the grant date. Stock option grants are made at 100% of the stock's fair market value as defined in the 2003 Stock Incentive Plan on the grant date.

(5)
Represents a long-term incentive award grant under the LTIP feature of the 2003 Stock Incentive Plan for the one-year performance period 1/1/13 – 12/31/13. Payments, if any, will not be made until June 2014. Please see the Long-Term Incentives section of the Compensation Discussion and Analysis at page 22.

(6)
Represents a long-term incentive award grant under the LTIP feature of the 2003 Stock Incentive Plan for the two-year performance period 1/1/13 – 12/31/14. Payments, if any, will not be made until June 2015. Please see the Long-Term Incentives section of the Compensation Discussion and Analysis at page 22.

(7)	Mr. Denninger's performance awards will be pro-rated through June 30, 2013, the date which Mr. Denninger retired from the Company.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table lists the outstanding stock options and restricted stock awards at December 31, 2013, for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Stock Awards	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Number of Shares or Units of Stock That Have Not Vested(2)(3) ($)
Neal J. Keating	—	—	—	—	—	—	—	—

Robert D. Starr	—	—	—	—	—	4/29/2009	500	$19,865
	3,786	2,524	$26.07	2/22/2010	2/22/2020	2/22/2010	892	$35,439
	2,104	3,156	$31.78	2/21/2011	2/21/2021	2/21/2011	1,197	$47,557
	1,044	4,176	$33.59	2/20/2012	2/20/2022	2/20/2012	1,512	$60,072
	—	5,135	$36.29	2/18/2013	2/18/2023	2/18/2013	1,760	$69,925

William C. Denninger	10,000	—	$21.27	11/17/2008	6/30/2018	—	—	—
	14,580	9,720	$26.07	2/22/2010	6/30/2018	—	—	—

Gregory L. Steiner	20,000	—	$21.60	7/7/2008	7/7/2018	—	—	—
	12,015	4,005	$16.35	2/23/2009	2/23/2019	2/23/2009	1,579	$62,734
	11,094	7,396	$26.07	2/22/2010	2/22/2020	2/22/2010	2,612	$103,775

Steven J. Smidler	—	—	—	—	—	12/1/2009	420	$16,687
	6,328	9,492	$31.78	2/21/2011	2/21/2021	2/21/2011	3,606	$143,266

Ronald M. Galla	—	—	—	—	—	—	—	—

Shawn G. Lisle	500	2,000	$33.59	2/20/2012	2/20/2022	2/20/2012	1,600	$63,568
	—	4,120	$36.29	2/18/2013	2/18/2023	2/18/2013	1,415	$56,218
_______________

(1)
Unless otherwise stated, options vest at the rate of 20% per year, beginning March 1 of the year following the grant date and have a term of 10 years. Vesting of these awards may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each named executive officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post-Termination Payments and Benefits section at page 42.

(2)	Market value is calculated based on the closing price of the Company’s Common Stock on December 31, 2013 (the last business day of the year), which was $39.73.

(3)
Unless otherwise stated, restrictions lapse with respect to restricted stock awards at the rate of 20% per year, beginning March 1 of the year following the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each named executive officer and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post-Termination Payments and Benefits section at page 42.

Option Exercises and Stock Vested in Fiscal Year 2013

The following table provides information about the value realized by our named executive officers on the exercise of stock options and the lapse of restrictions with respect to restricted stock awards during the 2013 fiscal year.

	Option Awards			Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Exercise Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Vesting Date
Neal J. Keating	—	—	—	6,000	$229,380	9/23/2013

Robert D. Starr	—	—	—	378	$13,192	3/1/2013
	—	—	—	399	$13,925	3/1/2013
	—	—	—	446	$15,565	3/1/2013
	—	—	—	500	$17,450	3/1/2013

William C. Denninger	—	—	—	1,030	$35,947	3/1/2013
	—	—	—	300	$10,368	7/1/2013
	—	—	—	2,059	$71,159	7/1/2013

Gregory L. Steiner	—	—	—	1,306	$45,579	3/1/2013
	—	—	—	1,579	$55,107	3/1/2013
	—	—	—	1,000	$36,020	7/8/2013

Steven J. Smidler	—	—	—	1,202	$41,950	3/1/2013
	—	—	—	420	$6,741	12/2/2013

Ronald M. Galla	—	—	—	—	—	—

Shawn G. Lisle	—	—	—	400	$13,960	3/1/2013
_______________

(1)
These amounts differ from those shown in the Summary Compensation Table. The amounts shown in the Summary Compensation Table for stock options represent the aggregate grant date fair value of awards made during 2013 in accordance with FASB ASC Topic 718. The amounts identified above represent the value actually received for all options (including previously vested but unexercised options) exercised in 2013 measured as the difference between the fair market value of a share of our Common Stock on the day the option was exercised and the exercise price of the option.

(2)
These amounts differ from those shown in the Summary Compensation Table. The value of restricted stock awards included in the Summary Compensation Table represents the aggregate grant date fair value of awards made during 2013 valued in accordance with FASB ASC Topic 718. The amount shown above for restricted stock awards represents the actual value of the restricted stock awards on the date restrictions lapsed, determined based on the fair market value of a share of our Common Stock on that date.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our named executive officers at age 65 and the number of years of service credited to each of them under the Kaman Corporation Employees’ Pension Plan, which we call the “pension plan,” and the SERP as of December 31, 2013.

Name	Plan Name	Number of Years of Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Neal J. Keating	Kaman Corporation Employees’ Pension Plan	6.38	$240,898	—
	SERP	6.38	$1,013,613	—
Robert D. Starr(2)	Kaman Corporation Employees’ Pension Plan	4.85	$103,194	—
	SERP	—	—	—
William C. Denninger	Kaman Corporation Employees’ Pension Plan	4.81	$235,732	—
	SERP	4.81	$285,013	—
Gregory L. Steiner	Kaman Corporation Employees’ Pension Plan	5.63	$211,843	—
	SERP	5.63	$206,818	—
Steven J. Smidler(3)	Kaman Corporation Employees’ Pension Plan	—	—	—
	SERP	—	—	—
Ronald M. Galla	Kaman Corporation Employees’ Pension Plan	29.7	$1,693,008	—
	SERP	29.7	$2,346,578	—
Shawn G. Lisle(3)	Kaman Corporation Employees’ Pension Plan	—	—	—
	SERP	—	—	—
_______________

(1)
Represents the present value of accrued benefits under our pension plan and SERP based upon the following assumptions: (a) for the pension plan, that each executive is employed until retirement, that his or her benefits commence at the earlier of normal retirement age (generally, age 65), and that the earliest age at which an unreduced pension could be received (e.g., age 63 with 30 years of service) and (b) for the SERP, the change to interest rate methodology required under the Pension Protection Act of 2006 and elimination of pre-retirement mortality assumptions because SERP benefits are payable as a lump sum. Please see Footnote 15 to the Company’s audited consolidated financial statements for the year ended December 31, 2013, for a description of material assumptions.

(2)	Mr. Starr is not a participant of the SERP because the pension plan was frozen prior to Mr. Starr being appointed an executive officer.

(3)	Messrs. Smidler and Lisle are not participants in the pension plan or SERP because the pension plan was closed to to new hires before Messrs. Smidler and Lisle joined the Company.

The pension plan is a tax-qualified plan that provides benefits for full-time U.S. employees hired prior to June 1, 2009, at Kaman Industrial Technologies and prior to March 1, 2010, at Kaman Corporation and other participating subsidiaries (with the exception of certain acquired companies that have not adopted the pension plan). Employees become participants upon their completion of certain hours of service requirements and become vested in their pension benefits generally upon attaining five years of continuous service, as defined by the pension plan. Normal retirement, as defined by the pension plan, is generally age 65, however employees that work beyond age 65 may continue to accrue benefits. Employees may retire as early as age 55 with 5 years of service in accordance with pension plan provisions. The annual benefit under the pension plan is generally 60 percent of the average of the highest five years of “Covered Compensation” out of the final ten years of employment less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years. At Kaman Corporation, the parent company, participants who joined the company prior to 2004, have 30 years of service, and have attained age 63, are permitted to retire with a pension benefit unreduced for early retirement. None of the named executive officers, except for Mr. Galla, is eligible for the unreduced pension. The pension plan limits the amount of pension benefits that may be provided to participants under this formula in accordance with certain limits under federal tax laws. To the extent these limits apply to certain executive officers, the Company provides an additional benefit under the SERP program. Except as provided below, our SERP program generally makes each participant whole for the benefits under the retirement formula described above that could not be provided under the pension plan due to these limits. Only salary and annual bonus amounts are treated as pensionable earnings on and after January 1, 2006. Benefits under the SERP are based on the highest five years of pensionable earnings over the last ten years whether or not consecutive. The SERP has been amended to comply with the requirements of Internal Revenue Code Section 409A.

The pension plan was amended by the Board in early 2010 to close the plan to new hires on or after March 1, 2010. Existing employees at that time continue to participate in the pension plan subject to the following changes when calculating pension benefits: (i) changes in pay after 2010 are disregarded; (ii) compensation in the highest five years out of the last ten years of service prior to 2011 will be taken into account, whether or not consecutive; and (iii) a participant’s years of service as defined by the pension plan will continue to count for accruing benefits under the pension plan through December 31, 2015. Corresponding changes were made to the SERP at the same time to assure consistency with the pension plan changes. These changes did not affect individuals who were already retired or had terminated employment and were vested in their pension benefit.

Non-Qualified Deferred Compensation Plan

The following table presents contribution, earnings and balance information under the Company’s Deferred Compensation Plan for our named executive officers for 2013:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Neal J. Keating	—	$205,040	$5,799	—	$210,839
Robert D. Starr	$78,864	$7,218	$6,079	—	$255,180
William C. Denninger	—	$71,978	$2,036	—	$74,014
Gregory L. Steiner	—	$52,345	$1,480	—	$53,825
Steven J. Smidler	—	$38,540	$7,573	—	$274,683
Ronald M. Galla	—	$40,878	$28,438	—	$1,031,222
Shawn G. Lisle	$22,611	$2,914	$754	—	$31,034
_______________

(1)	Interest is credited at 120% of Applicable Federal Long-Term Rate.

Our Deferred Compensation Plan affords participants the opportunity to defer up to 50% of base salary and 100% of annual bonus for each calendar year. The deferred amount grows at a crediting rate based on 120% of the Applicable Federal Long-Term Rate published by the Internal Revenue Service (the “Applicable Interest Rate”) until a predetermined distribution date. The plan also provides for certain employer contributions. Specifically, the Company makes an additional contribution to the participant’s deferred compensation plan account in the amount of 25% of the participant’s deferrals, subject to a limitation of 2.5% of the participant’s salary and annual cash incentive, and reduced by the amount of the Company match under the 401(k) plan. The Company also makes a supplemental deferred compensation contribution to the participant’s account equal to 10% of their earnings for pension purposes that exceed the compensation limit established annually by the Internal Revenue Service. SERP participants previously were not eligible for this supplemental contribution; however, starting in 2012, they became eligible for the supplemental deferred compensation contribution in recognition of the significant changes made to the pension plan and SERP in 2010. In February 2008, the Board amended the Deferred Compensation Plan to comply with the requirements of Section 409A of the Code with respect to deferred amounts (and related earnings) that become vested after December 31, 2004. The provisions of the Deferred Compensation Plan in effect prior to February 2008 continue to apply with respect to deferred amounts that vested before January 1, 2005 (and any related earnings). Under the plan in effect before February 2008, which applies to virtually all of the aggregate balance for Mr. Galla, a named executive officer may elect distribution in the form of a lump sum payment or installments if he separates from service with the Company after attaining early retirement age under the pension plan. In the event that separation from service occurs prior to attaining early retirement age or if benefits do not exceed $25,000 in the aggregate, benefits are paid in a lump sum. Participants may also elect to receive payments while employed after a stated number of years as part of their initial deferral election or for account balances prior to January 1, 2005, at any time by having that account balance reduced by 10%. Distributions are also available due to financial hardship.

POST-TERMINATION PAYMENTS AND BENEFITS
The Company has committed to provide additional compensation to certain of our named executive officers in the event of a termination of employment under specified circumstances, including in connection with a change in control of the Company. These commitments and an estimate of the additional compensation that each of our named executive officers would have received if a qualifying termination of employment had occurred on December 31, 2013, are set forth below. Mr. Denninger retired from the Company on June 30, 2013, and his actual post-termination compensation is set forth in the Summary Compensation Table on page 36.

Employment Agreements
We currently have employment agreements with Messrs. Keating, Steiner, Smidler and Galla. Other than as noted below, the terms and conditions triggering payments under the employment agreements are substantially similar and entitle the executives to receive the compensation and benefits described below under the circumstances indicated. Messrs. Starr and Lisle currently do not have employment agreements.
Payment of Accrued Amounts. Regardless of the manner in which the employment of any executive (including a named executive officer not party to an employment agreement) terminates, he is entitled to receive amounts previously earned during the term of his employment (referred to in this discussion as “Accrued Amounts”). Such Accrued Amounts include, but are not limited to, (i) unpaid base salary through the date of termination and any accrued vacation in accordance with Company policy; (ii) any unpaid bonus or other short-term and long-term incentive compensation (cash or equity) earned with respect to any completed fiscal year; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination; and (iv) all other payments and benefits to which the executive may be entitled under the terms of any applicable compensation arrangement or benefit program of the Company, including any applicable pension, retirement and insurance benefits. For more information about the retirement and other benefits to which the named executive officers are entitled, please refer to the discussion set forth under the captions, "Outstanding Equity Awards at 2013 Fiscal Year-End" and “Retirement Benefits” within the Summary Compensation Table section of this Proxy Statement. See also, “Pension Benefits” and “Non-Qualified Deferred Compensation Plan” within the Compensation Discussion and Analysis section.
Termination by the Company for Cause or by the Executive without Good Reason. In the event that an executive’s employment is terminated by the Company for “Cause” (other than a termination due to death or disability) or by the executive without “Good Reason,” the employment agreements generally provide that the executive will be entitled to receive only the Accrued Amounts identified above.
For purposes of the employment agreements, “Cause” is defined to mean and include (i) the conviction of, or a plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a determination by a majority of the Board, acting in good faith, that the executive has (A) willfully and continuously failed to substantially perform his duties; (B) engaged in illegal conduct, an act of dishonesty or gross misconduct, in each case which is in the course of the executive’s employment and materially injurious to the Company; (C) willfully violated a material requirement of the Company’s Code of Conduct or the executive’s fiduciary duty to the Company; or (D) in the case of the Chief Executive Officer, violated his covenant to the Company that he is not bound to any agreement that would, among other things, limit his performance with the Company.
For purposes of the employment agreements, “Good Reason” is defined to mean any one of the following events, if it occurs without the executive’s consent after providing the Company notice and an opportunity to cure: (i) the removal of the executive from his position with the Company (other than for Cause); (ii) a reduction in the base salary or annual target bonus opportunity of the executive; (iii) a failure to pay the executive’s compensation or benefits in accordance with the terms of the employment agreement; (iv) the relocation of the executive’s principal place of employment by more than 50 miles; (v) the assignment of duties that are materially inconsistent with the executive’s position; or (vi) no longer being a direct report to the Chief Executive Officer of the Company (for executives other than the Chief Executive Officer).
Termination by the Company without Cause or by the Executive for Good Reason. In the event that an executive’s employment is terminated by the Company without Cause (as defined above) or by the executive for Good Reason (as defined above), the employment agreements generally provide that the executive will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the termination occurs, based upon actual financial performance and payable at the time that annual bonuses are paid to other senior executives of the Company;

•
an immediate lump-sum payment equal to two times the sum of the executive’s then-current base salary (three times in the case of Mr. Keating) and most recent annual bonus paid to, or earned by, the executive, subject to a reduction as set forth in the employment agreements if termination of employment occurs within two years of the executive’s retirement eligibility date;

•
a pro-rata payment in cash for each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•
continued participation in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents for up to 24 months with the executive continuing to make his share of premium payments, subject to offset due to future employment;

•	full vesting of all outstanding equity awards; and

•
for Messrs. Smidler and Galla, continued payment of life insurance premiums until the earlier of 24 months following employment termination or attainment of age 65 (but in no event later than the executive’s retirement eligibility date) and for Messrs. Keating and Steiner, continued payment of life insurance premiums for the remainder of their lives.

Termination Due to Retirement. In the event that an executive retires from the employ of the Company on or after his retirement eligibility date, the employment agreements generally provide that the executive will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the executive’s retirement occurs, based upon actual financial performance and payable at the time that annual bonuses are paid to other senior executives of the Company;

•
a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•	full vesting of all outstanding equity awards; and

•	for Messrs. Keating and Steiner, continued payment of life insurance premiums for the remainder of their lives provided that they retire at or after age 62.

An executive’s retirement eligibility date generally is the date on which an executive attains age 65 or such other age at or after age 62 as shall be approved by the Committee.
Termination Due to Disability or Death. In the event of the disability or death of an executive, the employment agreements generally provide that the executive (or his estate) will be entitled to receive the following benefits (in addition to the Accrued Amounts):

•
a pro-rata portion of the executive’s annual bonus for the performance year in which the termination occurs based upon target performance, payable at the time that annual bonuses are paid to other senior executives.

•
a pro-rata portion of payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•	full vesting of all outstanding equity awards; and

•	benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate.

For purposes of the employment agreements, a “disability” is considered to exist if the executive has been absent from fully performing his responsibilities due to physical or mental illness for a period of six consecutive months.
Change in Control Agreements
We currently have change in control agreements with each of our named executive officers (other than Mr. Denninger, whose change in control agreement terminated upon the effective date of his retirement). Other than as noted below, the terms and conditions triggering payments under these agreements upon the termination of employment of each of our named executive officers in connection with a change in control are substantially similar.
The change in control agreements generally provide that, if an executive’s employment is terminated by the Company without cause (other than due to death or disability) or by the executive for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, the executive will be entitled to receive the following severance benefits:

•
an immediate lump-sum cash payment equal to three times the executive’s base salary, in the case of Mr. Keating, and two times, in the case of the other named executive officers, plus three times, in the case of Mr. Keating, and two times, in the case of the other named executive officers, the last annual bonus paid or awarded to the executive in the three years preceding the date of termination, which shall be payable, with interest, on the date that is six months and one business day after the executive’s termination of employment;

•
a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs (based on actual Company performance through the date of termination) payable on the later of the date that annual bonuses are generally paid to other senior executives and the date that is six months and a day after the executive’s termination of employment (if such bonus payment is not paid until the date that is six months and a day after the executive’s employment termination, the amount shall be credited with interest from March 15th until the date that it is paid);

•
continued participation at the Company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of outstanding equity awards;

•
a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance and payable as and when paid to other participants;

•
benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive’s post-employment participation in our benefit plans, as described above, terminates;

•
prepayment of premiums under any life insurance policy insuring the life of the executive in the case of Messrs. Keating and Steiner, which shall be payable, with interest, on the date that is six months and one business day after the executive’s termination of employment and, in the case of the other named executive officers, continued payment of remaining life insurance premium payments for which the Company shall establish an irrevocable grantor trust holding assets sufficient to pay such premiums; and

•
reimbursement for up to $30,000 (in the aggregate) for outplacement services until the earlier of the first anniversary of the date of termination or the first day of the executive’s employment with a new employer.

For purposes of the change in control agreements, a “change in control” is deemed to have occurred if: (i) a person unaffiliated with the Company acquires control of more than thirty-five percent of our voting securities; (ii) there is a change in more than fifty percent of our Directors over two consecutive years which is not Board-approved; (iii) a merger is effectuated with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company); or (iv) there is a sale of substantially all of the Company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company. A change in control does not include any related party and management buyout transactions.
For purposes of the change in control agreements, “Cause” means that the named executive officer’s employment is terminated due to any one of the following events: (i) the willful and continued failure to substantially perform his duties with the Company after notice from the Company; (ii) willful engaging by the named executive officer in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; or (iii) in the case of Mr. Keating, violating his covenant to the Company that he is not bound to any agreement that would, among other things, limit his performance with the Company.
For purposes of the change in control agreements, “Good Reason” means the occurrence (without the executive’s express written consent) after any change in control of any one of the following acts or failures to act by the Company: (i) the assignment to the executive of any duties that are inconsistent with the executive’s status as an officer of the Company or a substantial diminution in the nature or status of the executive’s responsibilities from those in effect immediately prior to the change in control; (ii) a reduction in the executive’s then-current annual base salary; (iii) the relocation of the executive’s principal place of employment by more than 50 miles; (iv) the failure to pay to the executive any portion of his current or deferred compensation, within 30 days of the date such compensation is due; (v) the failure to continue in effect any compensation plan in which the executive participates immediately prior to the change in control which is material to his total compensation without an equitable substitute; (vi) the failure to provide life insurance, health and accident, or disability benefits that are substantially similar to those in which the executive was participating immediately prior to the change in control; (vii) the failure to provide the executive with the number of paid vacation days to which he was entitled immediately prior to the change in control; (viii) any purported termination of the executive’s employment which is not effectuated in accordance with the employment termination procedures for cause set forth in the change in control agreement, or (ix) the failure of any successor to the Company to expressly assume and agree to perform the agreement in accordance with its terms prior to the effectiveness of any such succession. In no event will the executive have Good Reason to terminate employment under the change in control agreement due to a diminution of the business of the Company or any of its subsidiaries or a reduction in the applicable business segment’s head count or budget, or a suspension of the executive’s position, job functions, authorities, duties and responsibilities while on paid administrative leave.
Management Incentive Plans
The Company maintains management incentive plans providing for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares, restricted stock units, performance share awards, other stock-based awards and cash-based awards to employees, non-employee directors, and consultants in order to promote the long-term success of the

Company. These were generally made under the 2003 Stock Incentive Plan (the “2003 Plan”) prior to April 18, 2013, and thereafter under the 2013 Management Incentive Plan (the “2013 Plan”).
The 2013 Plan provides that, in the event of a “change in control” of the Company (as defined in the 2013 Plan), then unless otherwise set forth in an award agreement, the Committee may, but shall not be obligated to do any one or more of the following, in each case without participant consent: (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award, (b) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of options, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the change in control to holders of the same number of shares subject to such options (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options) over the aggregate exercise price, (c) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2013 Plan as determined by the Committee in its sole discretion, (d) terminate options without providing accelerated vesting, or (e) take any other action with respect to the awards the Committee deems appropriate.
The 2003 Plan provides that, unless otherwise set forth in an award agreement, upon the occurrence of a “change in control” (as defined in the 2003 Plan), all long-term performance awards shall be deemed fully vested and fully earned to the extent of 100% of the target value of each such award and shall be paid out in accordance with the terms and provisions of the Plan. The 2003 Plan also provides that, if a participant’s employment is terminated during the 36-month period following a change in control (other than by the Company for cause, by reason of death or disability or by the participant without good reason), then, and only then (i) the vesting periods of any and all incentive stock options, non-statutory stock options and stock appreciation rights granted and outstanding under the Plan shall immediately be accelerated; and (ii) the restrictions and/or conditions applicable to any and all restricted stock awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect.
Annual Cash Incentive Plans
Until the adoption of the 2013 Plan, our named executive officers also were eligible to receive annual cash incentive awards under the Company’s Cash Bonus Plan (the “Cash Bonus Plan”), which generally requires a participant to be employed for the full award year in order to be eligible to receive an award under the Plan. However, the Cash Bonus Plan expressly authorizes the Committee, in its sole and absolute discretion, to authorize the payment of a cash bonus award to any individual who has been employed for less than a full award year or to any individual who shall cease to be in the employ of the Company for any reason prior to the end of a particular award year, to the extent that the Committee determines the payment of such an award to be fair and equitable. The 2014 annual cash incentive award opportunities for all executive officers were made under the 2013 Plan.
Coordination of Benefits; Conditions Precedent to the Receipt of Severance Benefits
Executives shall not be entitled to receive duplicate severance benefits under the plans and agreements described above. If an executive’s employment with the Company is terminated under circumstances that would result in the payment of severance benefits under the executive’s change in control agreement, the severance benefits payable under the change in control agreement will be paid in lieu of any severance benefits that otherwise would be payable under the executive’s employment agreement. Moreover, the severance benefits specified in the employment and change in control agreements shall be paid in lieu of any similar benefits provided under the 2003 Plan, the 2013 Plan and the Cash Bonus Plan. Finally, an executive is entitled to severance benefits under his employment agreement or change in control agreement only if (i) the executive signs a release agreement, and (ii) the executive does not compete with the Company and its subsidiaries and does not solicit our employees during the 2-year period following termination of employment.
Assumptions Relating to Post-Termination Benefit Table
The Post-Termination Benefit Table sets forth, in tabular format, the estimated compensation that each of our current named executive officers would have received if a qualifying termination of employment were to have occurred on December 31, 2013, under the circumstances indicated.
The following assumptions, which are believed to be reasonable in the aggregate, were used to generate the estimates set forth below. There can be no assurance, however, that an actual termination of employment would produce the same or similar results.

•	All named executive officers are deemed to have terminated their employment with the Company effective as of December 31, 2013, under the circumstances indicated.

•
All Accrued Amounts are omitted from the table because they were earned by the named executive officers without regard to the specified triggering events. Accrued Amounts include, among others, (i) amounts earned in respect of annual cash incentive and LTIP awards for the period ended December 31, 2013, (ii) the value of all stock options and restricted stock awards that were fully vested as of December 31, 2013, (iii) and amounts payable in respect of pension and other retirement benefits, including the SERP and the Deferred Compensation Plan, which were vested as of December 31, 2013. See “Coordination with other Tables,” below.

•	All amounts calculated with reference to the value of our Common Stock were calculated using the closing price of our stock on the New York Stock Exchange on December 31, 2013, which was $39.73.

•
All unvested stock options and restricted stock awards are assumed to have vested in full as of December 31, 2013, with respect to a change in control, termination of employment without cause by us or by the named executive officer for good reason, retirement, death or disability. All unvested stock options that are assumed to have vested due to a change in control are valued based upon the difference between the closing price of our Common Stock on December 31, 2013, and the exercise price of the underlying stock option. All unvested restricted stock awards that are assumed to have vested due to a change in control are valued based upon the closing price of our Common Stock on December 31, 2013, which was $39.73.

Coordination with Other Tables
The Post-Termination Benefit Table does not duplicate amounts disclosed elsewhere in this proxy statement, with respect to which the named executive officers were vested on or before December 31, 2013, without regard to the triggering events specified in the table. These amounts include, among others, the following:

•
Stock options and restricted stock awards that vested on or before December 31, 2013, which are summarized in the Outstanding Equity Awards at 2013 Fiscal Year-End table set forth on page 39 of this Proxy Statement;

•	Pension and SERP benefits, which are summarized in the Pension Benefits table set forth on page 41 of this Proxy Statement; and

•	Vested amounts payable under the Deferred Compensation Plan, which are summarized in the Non-Qualified Deferred Compensation Plan table set forth on page 42 of this Proxy Statement; and

•	Unreimbursed business expenses.

POST-TERMINATION BENEFIT TABLE
Named Executive Officer		Termination Event
		Termination for Cause or without Good Reason	Termination without Cause or with Good Reason(1)	Termination without Cause or with Good Reason in Connection with a Change in Control (2)	Retirement	Disability	Death
Neal J. Keating	Cash Severance(3)	—	$4,560,800	$6,841,200	—	—	—
Chairman, President and Chief Executive Officer	Stock Options(4)	—	—	—	—	—	—
	Restricted Stock(5)	—	—	—	—	—	—
	LTIP Awards(6)	—	$2,338,211	$2,338,211	$2,338,211	$2,338,211	$2,338,211
	Health & Welfare(7)	—	$36,446	$36,446	—	—	—
	Life Insurance(8)	—	$483,841	$483,841	$483,841	$483,841	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	$7,419,298	$9,729,698	2,822,052	2,822,052	2,338,211
Robert D. Starr	Cash Severance(3)	—	—	$970,278	—	—	—
Senior Vice President and Chief Financial Officer	Stock Options(4)	—	—	$102,890	—	—	—
	Restricted Stock(5)	—	—	$232,858	$232,858	$232,858	$232,858
	LTIP Awards(6)	—	—	—	—	—	—
	Health & Welfare(7)	—	—	$36,446	—	—	—
	Life Insurance(8)	—	—	$225,073	—	—	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	—	$1,597,545	$232,858	$232,858	$232,858
Gregory L. Steiner	Cash Severance(3)	—	$1,421,832	$1,421,832	—	—	—
Executive Vice President, Kaman Corporation, and President, Kaman Aerospace Group	Stock Options(4)	—	$194,667	$194,667	$194,667	$194,667	$194,667
	Restricted Stock(5)	—	$166,508	$166,508	$166,508	$166,508	$166,508
	LTIP Awards(6)		$615,187	$615,187	$615,187	$615,187	$615,187
	Health & Welfare(7)	—	$11,389	$11,389	—	—	—
	Life Insurance(8)	—	$381,197	$381,197	$381,197	$381,197	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	$2,790,780	$2,820,780	$1,357,559	$1,357,559	$976,362
Steven J. Smidler	Cash Severance(3)	—	$1,493,160	$1,493,160	—	—	—
Executive Vice President, Kaman Corporation, and President Kaman Industrial Technologies	Stock Options(4)	—	$75,510	$75,510	$75,510	$75,510	$75,510
	Restricted Stock(5)	—	$159,952	$159,952	$159,952	$159,952	$159,952
	LTIP Awards(6)	—	$517,657	$517,657	$517,657	$517,657	$517,657
	Health & Welfare(7)	—	$34,623	$34,623	—	—	—
	Life Insurance(8)	—	$4,677	$287,664	—	—	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	$2,285,579	$2,598,566	$753,119	$753,119	$753,119
Ronald M. Galla	Cash Severance(3)	—	$1,292,950	$1,292,950	—	—	—
Senior Vice President and Chief Information Officer	Stock Options(4)	—	—	—	—	—	—
	Restricted Stock(5)	—	—	—	—	—	—
	LTIP Awards(6)	—	$313,834	$313,834	$313,834	$313,834	$313,834
	Health & Welfare(7)	—	$25,056	$25,056	—	—	—
	Life Insurance(8)	—	$12,901	$449,592	—	—	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	$1,644,741	$2,111,432	313,834	313,834	313,834
Shawn G. Lisle	Cash Severance(3)	—	—	$931,486	—	—	—
Senior Vice President and General Counsel	Stock Options(4)	—	—	$26,455	—	—	—
	Restricted Stock(5)	—	—	$119,788	$119,788	$119,788	$119,788
	LTIP Awards(6)	—	—	$213,750	$213,750	$213,750	$213,750
	Health & Welfare(7)	—	—	$36,446	—	—	—
	Life Insurance(8)	—	—	$225,073	—	—	—
	Outplacement Services	—	—	$30,000	—	—	—
	Total	—	—	$1,582,998	$333,538	$333,538	$333,538

_______________

(1)
Reflects amounts due to each executive under his employment agreement assuming the executive's employment is terminated by the Company without "cause" or by the executive for "good reason," as such terms are defined in the employment agreements. All named executive officers have employment agreements, except for Messrs. Starr and Lisle.

(2)
Reflects amounts due to each executive under his change in control agreement with the Company assuming the executive's employment is terminated during the "change in control" protection period other than (i) by the Company for "cause, (ii) by reason of death or disability, or (iii) by the executive without "good reason," as such terms are defined in the change in control agreements. All named executive officers have change in control agreements.

(3)
Reflects two times (or, for Mr. Keating, three times in the event of a change in control) 2013 base salary and last bonus paid. There are no severance payments due upon retirement, death or disability. However, the Committee may approve a pro-rata amount of any annual cash incentive award in the event of retirement, death or disability, to be paid when such awards are normally paid to other executives.

(4)
Reflects the value of unvested stock options that become fully vested upon a qualifying termination, calculated as the difference between the exercise price and $39.73, the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2013. Amounts shown for Messrs. Starr and Lisle vest immediately upon a change in control.

(5)
Reflects the value of unvested restricted stock awards that become fully vested upon a qualifying termination, calculated as $39.73 per share, the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2013.

(6)
Reflects a pro-rata payment in respect of outstanding LTIP awards with performance periods ending after December 31, 2013. The actual amount of the payment generally will be determined by multiplying the amount the participant would have received based upon actual performance for the entire performance period by a fraction, the numerator of which is the number of days the participant remained employed with the corporation during such performance period and the denominator of which is the total number of days during the performance period. However, because it is not possible to estimate the actual performance of the Company or the Russell 2000 index, the amounts included in the table have been pro-rated assuming a payment equal to 100% of the targeted amount. Pro rata payments in respect of the LTIP awards held by Mr. Lisle vest immediately at target in the event of death or disability and payment is due within 90 days following the date of termination.

(7)	Reflects the value of the Company’s share of premium payments to be made for medical and dental for 24 months, based on 2013 premiums for active employees with one dependent.

(8)
Reflects the value of regular annual premiums based on the 2013 rate, which will be paid for 24 months. The premium payment obligation accelerates upon a change in control; the estimated pre-payment for life insurance premium payments as of December 31, 2013, is illustrated in this chart assuming mortality based on blended RP2000 (as required by the Pension Protection Act of 2006), and interest at 3.60%.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the applicable rules and regulations of the United States Securities and Exchange Commission promulgated under the Exchange Act and in accordance with the results of our 2011 shareholder advisory vote relating to the frequency of advisory votes on the compensation of our named executive officers, we are asking shareholders to vote on an advisory (non-binding) basis on the following resolution at the annual meeting:
RESOLVED: That the compensation paid to the Company's named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions included in the Proxy Statement relating to the Company's 2014 Annual Meeting of Shareholders be, and hereby is, APPROVED.
This advisory vote, commonly known as a “Say on Pay” vote, gives shareholders the opportunity to express their views about the compensation we pay to our named executive officers, as described in this Proxy Statement. Shareholders may vote “FOR” or “AGAINST” the resolution or abstain from voting. Before voting, all shareholders are urged to review the Compensation Discussion and Analysis, as well as the tabular and narrative disclosures that follow it. These sections describe the Company's compensation programs relating to our named executive officers and the rationale behind the decisions made by the Personnel & Compensation Committee.
The Board believes that the Company's executive compensation program effectively reflects the objectives described in the Compensation Discussion and Analysis and, therefore, recommends that shareholders vote “FOR” the resolution set forth above.
Because this vote is advisory (non-binding), neither the Company nor the Board is required to take action in response to the outcome of the vote on this Proposal. Shareholders can be assured, however, that the shareholder sentiment expressed by the vote will be considered by the Personnel & Compensation Committee and the Board in crafting their approach to executive compensation matters.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

On February 20, 2014, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2014. Although not legally required to do so, the Board historically has chosen to ask the Company’s shareholders to ratify the selection of the Company’s independent registered public accounting firm. In the event shareholders do not ratify the appointment, the Audit Committee may reconsider it. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
KPMG LLP (“KPMG”) was engaged to audit our consolidated financial statements for the years ended December 31, 2011 and 2012, and was dismissed as our independent registered public accounting firm, effective as of the date KPMG completed its audit of our consolidated financial statements as of and for the year ended December 31, 2012, and the related financial statement schedule (the “2012 Financial Statements and related schedule”) and the effectiveness of our internal control over financial reporting as of December 31, 2012, the issuance of their reports thereon, and the filing of our Annual Report on Form 10-K for the year ended December 31, 2012. During the years ended December 31, 2011 and 2012, and through the date we filed our Annual Report on Form 10-K for the year ended December 31, 2012, we had no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused it to make reference to the matter in conjunction with its report on our consolidated financial statements for the relevant year; and there were no “reportable events” as defined in Item 304(a)(1)(v) of SEC Regulation S-K.
KPMG's audit reports on our consolidated financial statements for the years ended December 31, 2011 and 2012, and the related financial statement schedule, and on the effectiveness of our internal control over financial reporting as of December 31, 2011 and 2012, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that (i) KPMG’s report on our consolidated financial statements for the year ended December 31, 2011, and on the effectiveness of internal control over financial reporting as of December 31, 2011, contained separate paragraphs stating that (A) “As discussed in Note 2 to the consolidated financial statements, Kaman Corporation and subsidiaries have elected to change their method of accounting for defined benefit pension plan costs”; and (B) “Kaman Corporation and subsidiaries acquired Target Electronic Supply, Vermont Composites, Inc. and Catching Fluidpower, Inc. (collectively “the acquired companies”) during 2011, and management excluded from its assessment of the effectiveness of Kaman Corporation and subsidiaries' internal control over financial reporting as of December 31, 2011, the acquired companies' internal control over financial reporting associated with total assets of 10% and total revenues of 1% in the consolidated financial statements of Kaman Corporation and subsidiaries as of and for the year ended December 31, 2011. Our audit of internal control over financial reporting of Kaman Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of the acquired companies” and (ii) KPMG's report on our consolidated financial statements for the year ended December 31, 2012, and on the effectiveness of internal control over financial reporting as of December 31, 2012, contained a paragraph stating that “Kaman Corporation and subsidiaries acquired Zeller Corporation and Florida Bearings, Inc. (collectively “the acquired companies”) during 2012, and management excluded from its assessment of the effectiveness of Kaman Corporation and subsidiaries' internal control over financial reporting as of December 31, 2012, the acquired companies' internal control over financial reporting associated with total assets of 7% and total revenues of 1% in the consolidated financial statements of Kaman Corporation and subsidiaries as of and for the year ended December 31, 2012. Our audit of internal control over financial reporting of Kaman Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of the acquired companies.”
During the years ended December 31, 2011 and 2012, and through the date we filed our Annual Report on Form 10-K for the year ended December 31, 2012, neither we, nor anyone on our behalf, consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by PwC to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of SEC Regulation S-K).
We expect that a representative of PwC will attend the annual meeting, and that such representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders. See “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Meetings and Committees–Audit Committee” for additional information pertaining to the Audit Committee, its activity during 2013, and related matters.
THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following is a summary of the fees billed to the Company by PwC and KPMG LLP for professional services rendered for the years ended December 31, 2013 and 2012, respectively:

Fee Category	2013 Fees(1)	2012 Fees(2)
	(In Thousands)
Audit Fees	$1,410.0	$1,564.5
Audit-Related Fees	$5.0	$179.2
Tax Fees	$17.8	$698.0
Other	$0.9	$0.0
Total Fees	$1,433.7	$2,441.7
_______________

(1)
2013 fees reflect amounts billed by PwC, which was our independent registered public accounting firm for such year, and exclude tax fees billed by KPMG during 2013. The Company continues to retain KPMG to perform tax compliance, tax advice, and tax planning services.

(2)	2012 fees reflect amounts billed by KPMG, which was our independent registered public accounting firm for such year.

Audit Fees relate to services rendered for the audit of the Company’s consolidated financial statements and audit of the effectiveness of internal controls over financial reporting for the periods ended December 31, 2013 and 2012; and review of the interim consolidated financial statements included in quarterly reports and services normally provided by PwC and KPMG in connection with statutory and regulatory filings or engagements.

Audit-related fees for 2013 and 2012 were primarily for due diligence assistance related to acquisition activity and special reports pursuant to agreed-upon procedures.

Tax Fees for 2013 relate to sales tax consultation services performed by PwC. The tax fees for 2012 relate to tax compliance, tax advice, and tax planning services, including assistance with federal, state and international tax compliance, tax audit defense, acquisitions and international tax planning, that were performed by KPMG.

The Audit Committee’s policy is to pre-approve all audit, non-audit, tax and other fees to be paid to the Company’s independent auditor. The Chairman of the Committee has been authorized by the Committee to pre-approve proposals up to one hundred thousand dollars per service item, subject to the full Committee’s ratification at a subsequent meeting. Pre-approvals are specific as to the particular service that is proposed and each service is generally subject to a budget.

AUDIT COMMITTEE REPORT

The Directors named below constituted the Audit Committee (the “Committee”) of the Board during 2013 and through February 20, 2014, the date on which the actions referenced in this report were taken. We each serve for a term of one year and until our successors are elected and qualify. The Board has made an affirmative determination that each of us is independent, as defined by the applicable exchange rules and the SEC and otherwise in accordance with the Committee’s charter and our Corporate Governance Principles. Further, the Board has made an affirmative determination that in light of our respective backgrounds and experiences, we each meet the financial literacy requirements for service to the Committee, and that Ms. Kraus and Messrs. Kuechle, Minnich and Rabaut each possess the qualifications necessary for service as an “audit committee financial expert,”" as that term is defined by applicable SEC regulations.

The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the year ended December 31, 2013, the representations of management and PwC’s opinion regarding such statements, and the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes Oxley Act. The Committee discussed with the Company’s Internal Audit Department director and with PwC the overall scope and plan of their individual audits and reviewed the results of their examinations and the overall quality of the Company’s financial reporting. The Committee also received from PwC a written report relative to matters required by Statement on Auditing Standards No. 61 and discussed the report with PwC and management. Based upon these reviews and discussions and in reliance upon them, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

During 2013, the Committee monitored the qualifications, performance, effectiveness and independence of PwC, the Company’s independent registered public accounting firm for such year. In that regard, the Committee has received from PwC, and discussed with it, a written report required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Committee concerning PwC’s independence.

The Committee also approved PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014, which approval has been ratified by the Board and is being recommended for ratification by shareholders at the 2014 Annual Meeting of Shareholders.

Audit Committee George E. Minnich, Chair Scott E. Kuechle Eileen S. Kraus Thomas W. Rabaut

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed filed under such statutes.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Pursuant to SEC rules, proposals of shareholders intended to be included in the Company’s 2015 proxy materials and submitted for action at the 2015 Annual Meeting of Shareholders must be received by the Company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before October 31, 2014. Pursuant to SEC rules and the Company’s Bylaws, shareholders who wish to present a proposal at the 2015 Annual Meeting of Shareholders, when such proposal is not intended to be included in the Company’s proxy materials relating to that meeting, must give advance notice to the Company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before January 31, 2015, but no earlier than January 16, 2015, which is the period not less than 75 days, nor more than 90 days, prior to the first anniversary of the Company’s annual meeting of shareholders to be held on April 16, 2014. Please review the Company’s Bylaws which contain additional advance notice requirements, including with respect to advance notice of shareholder proposals and Director nominations. These requirements are briefly summarized on page 11.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES. YOUR VOTE IS IMPORTANT!

EXHIBIT I

NATIONAL SURVEY DATA USED BY
INDEPENDENT COMPENSATION CONSULTANT
FOR 2013 MARKET REPORT

	Compensation Element
Surveys	Base Salary	Annual Bonus Target	Long-term Compensation Target	Approximate Number of Participants	Nature of Participants
AonHewitt — Executive Compensation Survey	X	X	X	654	Fortune 1000 companies
Towers Watson — Executive Compensation Database	X	X	X	411	Fortune 1000 companies

SAMPLE OF RUSSELL 2000 COMPANIES
USED TO EVALUATE REASONABLENESS OF CEO BASE SALARY AND TARGET BONUS

Company	Most Recently Reported Revenues (millions)
AAR Corp.	$2,064,998
Albany International	$760,941
Alliant Techsystems *	$1,082,301
Applied Industrial Tech Inc.	$2,375,000
Barnes Group	$1,229,959
Callaway Golf	$834,065
Curtiss Wright	$2,097,716
Esterline Technologies	$1,992,318
H B Fuller	$1,743,810
HEICO Corp *	$897,347
Hexcel Corp.	$1,578,200
Loral Space & Communications	$845,810
Moog Inc.	$2,469,536
Nordson Corp.	$1,400,000
Plexus Corp.	$2,306,732
Schulman (A) Co.	$2,106,753
Stepan Co.	$1,803,737
Superior Industries Int’l	$821,454
Teledyne Technologies	$2,127,300
Triumph Group	$3,407,929
Tupperware Brands	$2,583,800
Woodward Inc. *	$1,865,627

Median	$1,834,682

Note: Data taken from most recent Form 10-K and proxy statements as of June 2013.
_______________
An * indicates that the company was newly added to the list in 2013.

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KAMAN CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 16, 2014.

Vote by Internet

- Go to **www.envisionreports.com/KAMN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" PROPOSALS 1, 2 AND 3.

	For	Withhold
01 - Brian E. Barents	☐	☐
02 - George E. Minnich	☐	☐
03 - Thomas W. Rabaut	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name(s) appear hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE YOUR SHARES USING THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. AS AN ALTERNATIVE, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH DOES NOT REQUIRE POSTAGE. VOTING OVER THE INTERNET, BY THE TOLL FREE NUMBER OR COMPLETING AND MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE IS MUCH APPRECIATED.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and the 2013 Annual Report to Shareholders are available at:
http://www.envisionreports.com/kamn

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — KAMAN CORPORATION

PROXY FOR COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Kaman Corporation Common Stock hereby appoints Neal J. Keating and Robert D. Starr, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the Common Stock of Kaman Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 16, 2014, beginning at 9:00 a.m., local time, at Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002, and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement and in their discretion, on all other matters that may properly come before such Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no directions are given, then the proxy will be voted "FOR" approval of each of Proposals 1, 2 and 3, and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

The Kaman Corporation Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

(Continued and to be marked, dated and signed, on the other side)